
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                             FIDELITY LEASING, INC.

                                       AND

                            FIRST UNION NATIONAL BANK

                               SEPTEMBER 30, 1998

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
                                                                                                               ----
SECTION 1.  DEFINITIONS AND INTERPRETATION........................................................................2
         1.1          Terms Defined...............................................................................2
         1.2          Accounting Principles......................................................................12

SECTION 2.  THE LOANS............................................................................................12
         2.1          Credit Facility - Description..............................................................12
         2.2          Advances, Conversions and Payments.........................................................15
         2.3          Preconditions to Advances and Assignment of Leases and Leased Property.....................17
         2.4          Credit Facility Interest...................................................................19
         2.5          Additional Interest Provisions.............................................................23
         2.6          Fees.......................................................................................24
         2.7          Prepayments................................................................................25
         2.8          Use of Proceeds............................................................................27
         2.9          Capital Adequacy...........................................................................27

SECTION 3.  COLLATERAL...........................................................................................27
         3.1          Description................................................................................27
         3.2          Lien Documents.............................................................................27
         3.3          Other Actions..............................................................................28
         3.4          Searches...................................................................................28
         3.5          Filing Security Agreement..................................................................29
         3.6          Power of Attorney..........................................................................29

SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES.........................................................29
         4.1          Resolutions, Opinions, and Other Documents.................................................30
         4.2          Absence of Certain Events..................................................................31
         4.3          Warranties and Representations at Closing..................................................31
         4.4          Compliance with this Agreement.............................................................31
         4.5          Officers' Certificate......................................................................32
         4.6          Closing....................................................................................32
         4.7          Non-Waiver of Rights.......................................................................32

SECTION 5.  REPRESENTATIONS AND WARRANTIES.......................................................................32
         5.1          Corporate Organization and Validity........................................................32
         5.2          Places of Business.........................................................................33
         5.3          Pending Litigation.........................................................................33
         5.4          Title to Collateral........................................................................34
         5.5          Governmental Consent.......................................................................34
         5.6          Taxes......................................................................................34
         5.7          Financial Statements.......................................................................34
         5.8          Full Disclosure............................................................................35
         5.9          Subsidiaries...............................................................................35
         5.10         Guarantees.................................................................................35
         5.11         Government Regulations, etc................................................................35
         5.12         Names......................................................................................36
         5.13         Other Associations.........................................................................37
         5.14         Environmental Matters......................................................................37
         5.15         Capital Stock..............................................................................37
         5.16         Solvency...................................................................................38
         5.17         Leases and Leased Property.................................................................38


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
SECTION 6.  BORROWER'S AFFIRMATIVE COVENANTS.....................................................................42
         6.1          Payment of Taxes and Claims................................................................42
         6.2          Maintenance of Properties and Corporate Existence..........................................42
         6.3          Business Conducted.........................................................................44
         6.4          Litigation.................................................................................44
         6.5          Taxes......................................................................................44
         6.6          Bank Accounts..............................................................................44
         6.7          Warranties for Future Advances.............................................................44
         6.8          Financial Covenants........................................................................45
         6.9          Change of Ownership Interests..............................................................45
         6.10         Financial and Business Information.........................................................46
         6.11         Officers' Certificates.....................................................................47
         6.12         Inspection.................................................................................48
         6.13         Tax Returns and Reports....................................................................48
         6.14         Material Adverse Developments..............................................................48
         6.15         Places of Business.........................................................................48
         6.16         Sale of Collateral.........................................................................48

SECTION 7.  BORROWER'S NEGATIVE COVENANTS:.......................................................................49
         7.1          Merger, Consolidation, Dissolution or Liquidation..........................................49
         7.2          Liens and Encumbrances.....................................................................49
         7.3          Negative Pledge............................................................................49
         7.4          Transactions With Affiliates or Subsidiaries...............................................50
         7.5          Guarantees.................................................................................50
         7.6          Indebtedness...............................................................................50
         7.7          Use of Lenders' Name.......................................................................50

SECTION 8.  DEFAULT..............................................................................................51
         8.1          Events of Default..........................................................................51
         8.2          Cure.......................................................................................53
         8.3          Rights and Remedies on Default.............................................................54
         8.4          Nature of Remedies.........................................................................55
         8.5          Set-Off....................................................................................55
         9.1          Appointment and Authorization..............................................................56
         9.2          General Immunity...........................................................................56
         9.3          Consultation with Counsel..................................................................56
         9.4          Documents..................................................................................56
         9.5          Rights as a Bank...........................................................................57
         9.6          Responsibility of Agent....................................................................57
         9.7          Collections and Disbursements..............................................................58
         9.8          Indemnification............................................................................59
         9.9          Expenses...................................................................................59

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
         9.10         No Reliance................................................................................60
         9.11         Reporting..................................................................................60
         9.12         Removal of Agent...........................................................................60
         9.13         Action on Instructions of Lenders..........................................................61
         9.14         Several Obligations........................................................................61
         9.15         Consent of Banks...........................................................................61
         9.16         Participations and Assignments.............................................................63

SECTION 10.  MISCELLANEOUS.......................................................................................64
         10.1         GOVERNING LAW..............................................................................64
         10.2         Integrated Agreement.......................................................................64
         10.3         Waiver.....................................................................................64
         10.4         Time.......................................................................................65
         10.5         Expenses of Agent..........................................................................65
         10.6         Brokerage..................................................................................65
         10.7         Notices....................................................................................65
         10.8         Headings...................................................................................66
         10.9         Survival...................................................................................66
         10.10        Successors and Assigns.....................................................................67
         10.11        Counterparts...............................................................................67
         10.12        Modification...............................................................................67
         10.13        Signatories................................................................................67
         10.14        Third Parties..............................................................................67
         10.15        Discharge of Taxes, Borrower's Obligations, Etc............................................67
         10.16        Most Favored Lenders.......................................................................68
         10.17        Consent to Jurisdiction....................................................................68
         10.18        Waiver of Jury Trial.......................................................................68
         10.19        Information to Participant.................................................................68

                                  EXHIBIT LIST



Exhibit  2.1(b)          --     Form of Revolving Credit Note
Exhibit  2.1(c)          --     Form of Term Note
Exhibit  2.1(e)          --     Form of Borrowing Base Certificate
Exhibit  2.3(b)(ii)      --     Form of Assignment Agreement
Exhibit  5.1             --     Borrower's States of Qualifications
Exhibit  5.2             --     Places of Business
Exhibit  5.3             --     Judgments, Proceedings, Litigation and
                                Orders
Exhibit  5.9             --     Subsidiaries and Affiliates
Exhibit  5.10            --     Existing Guaranties, Investments and
                                Borrowings, Leases and Employment Agreements
Exhibit  5.12(a)         --     Schedule of Names
Exhibit  5.12(b)         --     Trademarks, Patents and Copyrights
Exhibit  5.13            --     Other Associations
Exhibit  5.14            --     Environmental Matters
Exhibit  5.15            --     Capital Stock
Exhibit  5.17            --     Form of Lease
Exhibit  6.11            --     Officers' Certificates

                                    SCHEDULES



Schedule A        --       Schedule and Addresses of Lenders

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         This Amended and Restated Loan and Security Agreement ("Agreement") is dated this 30th day of September, 1998, by and among Fidelity Leasing, Inc., a Pennsylvania corporation ("Borrower"), First Union National Bank, a national banking association in its capacity as agent ("Agent") and as lender, and the financial institutions listed on Schedule A attached hereto and made a part of this Agreement (as such Schedule may be amended, modified or replaced from time to time), in their capacity as lenders (singly, each is a "Lender" and collectively, all are "Lenders").


                                   BACKGROUND

         A. On December 24, 1996, Borrower entered into a certain Loan and Security Agreement among Borrower, CoreStates Bank, N.A. ("CoreStates"), as agent and as a lender and First Union National Bank ("First Union") as co-agent and as a lender, as amended from time to time ("Existing Loan Agreement") and certain other instruments, documents and agreements related thereto, all as amended from time to time (collectively with the Existing Loan Agreement, "Existing Loan Documents") pursuant to which certain credit facilities were extended by CoreStates and First Union to Borrower as set forth therein.

         B. CoreStates has merged with First Union with First Union being the surviving entity and the owner of all of the right, title and interest of the lenders under the Existing Loan Documents.

         C. First Union has agreed to assign to European American Bank a portion of its interest in the Loans outstanding under the Existing Loan Documents as well as a portion of its Pro Rata Percentage of the Credit Facility established thereunder.

         D. Borrower wishes, and Agent and Lenders agree, to hereby amend and restate the Existing Loan Agreement. Lenders are willing to make loans and grant extensions of credit to Borrower under the terms and provisions hereinafter set forth.

         E. The parties desire to define the terms and conditions of their relationship to writing.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  DEFINITIONS AND INTERPRETATION

         1.1 Terms Defined: As used in this Agreement, the following terms have the following respective meanings:

                  Account - Any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

                  Adjusted Debt to Tangible Net Worth Ratio - At any time means the ratio of (i) total Liabilities less Nonrecourse Debt to (ii) Borrower's Tangible Net Worth less an amount equal to fifty percent (50%) of all restricted cash, restricted receivables and other collateral pledged or sold in connection with Securitization Transaction(s) (it being understood that for the purposes hereof, the asset identified on Borrower's balance sheet as of June 30, 1998 as $14,000,000 in notes secured by equipment leases shall not be considered restricted receivables provided no additional assets shall be included therein).

                  Adjusted LIBOR Rate - As applied to a LIBOR Based Rate Loan, for any LIBOR Interest Period, the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) determined pursuant to the following formula:

                  Adjusted LIBOR Rate =          LIBOR Rate
                                          ------------------------
                                          (1 - Reserve Percentage)

For purposes hereof, "LIBOR Rate" shall mean the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which the Agent is offered deposits of United States dollars in the London Interbank market on or about eleven o'clock (11:00) a.m. London time two (2) Business Days prior to the commencement of such LIBOR Interest Period on amounts substantially equal to such LIBOR Based Rate Loan as to which the Borrower may elect the LIBOR Based Rate to be applicable with a maturity of comparable duration to the LIBOR Interest Period selected by the Borrower for such LIBOR Based Rate Loan.

                  Administration Fee - Section 2.6(b).

                  Advance(s) - Any monies advanced or credit extended to Borrower by any Lender under the Credit Facility.

                  Affiliate - As to any Person, each other Person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person in question.

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                  Agreement - This Amended and Restated Loan and Security
Agreement, as it may hereafter be amended, supplemented or replaced from time to time.

                  Assignment Agreement - Section 2.3(b)(ii).

                  Authorized Officer - Any officer or partner of Borrower authorized by specific resolution of Borrower to request Advances as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement.

                  Base Rate - On any date of determination, a per annum rate of interest which is 225 basis points (in the case of Term Loans) or 175 basis points (in the case of Revolving Credit Loans) in excess of the CD Rate, on such date.

                  Base Rate Loans - Any portion of Loans on which interest accrues at the Base Rate.

                  Books and Records - All of Borrower's original ledger cards, payment schedules, credit applications, Contract Rights, liens, security instruments, guarantees and other General Intangibles relating in any way to the Leases or Leased Property.

                  Borrowing Base - As of any date of determination, an amount equal to the lesser of:

                  (i)  the Maximum Credit Limit, and

                  (ii) 80% of the sum of the gross Lease Receivable balance corresponding to each Eligible Lease (net of any deposits or other advance cash receipts).

                  Business Day - Any day that is not a Saturday or Sunday or day on which Agent or any Lender is required or permitted to close.

                  CD Rate - On any date of determination, that rate quoted in the Money Rate Section of The Wall Street Journal on such date, as the average of top rates given by major New York banks on primary new issues of certificates of deposit with a maturity of six (6) months. If for any reason The Wall Street Journal is unavailable, a CD Rate shall be as quoted in another publication of comparable standing.

                  Closing - Section 4.6.

                  Closing Date - Section 4.6.

                  Collateral - All now or hereafter existing Leases and Leased Property, Books and Records and all cash and noncash proceeds, thereof, including insurance proceeds.

                  Contract Rights - All rights under contracts not yet earned by performance.

                  Credit Facility - Section 2.1(a).

                  Current Term - The Initial Term during the period of the Initial Term, and any renewal or extended term during the term thereof, if Lenders elect, in their sole discretion, to renew or extend the Credit Facility.

                  Defaulted Lease - Any Lease where the Lease or Leased Property associated therewith fails, at any time, to comply with all of the representations and warranties set forth in Section 5.17 below.

                  Defaulting Lender - Section 2.2(b)(iii)(C).

                  Default Rate - Section 2.5(b).

                  Distribution -

                  (1) Dividends or other distributions on capital stock of Borrower; and

                  (2) The redemption, repurchase or acquisition of such stock or of warrants, rights or other options to purchase such stock.

                  Eligible Lease(s) - Each Lease which meets all of the following specifications: (1) is not subject to any Lien, security interest or prior assignment other than Agent's security interest for the benefit of Lenders and the rights of the Lessees thereunder; (2) is a valid and enforceable Lease, representing the undisputed obligation of the Lessee, with rentals due thereunder not more than 61 days contractually past due; (3) is not subject to any defense, set off, counterclaim, deduction, or allowance or adjustment; (4) unless otherwise agreed to in writing by Agent, provides for the lease of Leased Property with an aggregate invoice price of less than $1,000,000 except in the case of Leases to Investment Grade Lessees which may provide for the lease of Leased Property with an aggregate invoice price of up to $1,500,000; (5) provides for the lease of Leased Property which has not been returned, rejected, lost or damaged; (6) arose in the ordinary course of Borrower's business; (7) Borrower has not received notice of bankruptcy, receivership, reorganization, insolvency or material adverse change in the financial condition of the Lessee;
(8) the Lessee is not a Subsidiary or Affiliate of Borrower; (9) is not a Defaulted Lease and complies with all general warranties set forth in Section
5.17 hereof; (10) does not have an initial stated term in excess of sixty (60) months, provided, however, that lease(s) with an initial stated term of up to 72 months may be considered Eligible Leases so long as the aggregate Lease Receivable(s) of all such Lease(s) shall, at no time, exceed an amount which is ten (10%) percent of the outstanding principal balance of the Loans; (11) has not, in the case of Revolving Credit Loans, been pledged to Agent and/or Lenders for a period of more than twelve (12) months; (12) contains a provision whereby the Lessee agrees not to assert any claim or reduction, counterclaim, setoff, recoupment, or any other claim, allowance or adjustment against any assignee of Borrower; and(13) is a Lease with a Lease Receivable, which together with all other Lease Receivables owed by the same Lessee, does not exceed $1,000,000 in the aggregate.

                  Equipment - The meaning ascribed thereto in the Pennsylvania Uniform Commercial Code.

                  ERISA - The Employee Retirement Income Security Act of 1974, as the same may be amended, from time to time.

                  Event of Default - Section 8.1.

                  Expenses - Section 10.5.

                  Federal Funds Rate - means on any day, the effective rate of interest charged by the Federal Reserve Bank of Philadelphia for overnight Federal Funds in Philadelphia as reported by the Federal Reserve Bank in Philadelphia for such day.

                  Financial Statements - The financial statements of Borrower prepared in accordance with GAAP.

                  Fixed Charge Coverage Ratio - The ratio of Borrower's operating cash flow (income before taxes, depreciation, amortization and extraordinary items, plus interest expense) to the sum of (i) interest expense;
(ii) mandatory principal payments and (iii) an amount equal to twenty-five (25%) percent of the average daily outstanding principal balance of the Revolving Credit Loans.

                  GAAP - Generally accepted accounting principles as in effect on the Closing Date, as may be amended from time to time.

                  General Intangibles - The meaning ascribed thereto in the Pennsylvania Uniform Commercial Code and shall include, but not be limited to, all contract rights (including without limitation, all rights under remarketing agreements), chattel paper, documents, instruments, books, records, ledgers, journals, check books, print outs, blue prints, designs, computer programs, computer tapes, punch cards, formulae, drawings, customer lists, choses in action, claims, goodwill, designs and plans, licenses, license agreements, tax and all other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, patents, patent application, trademarks, trade names, trade styles, trademark applications and copyrights.

                  Good Business Day - Any Business Day when banks in Philadelphia, Pennsylvania and London, England are open for business.

                  Guarantors - Resource America, Inc., Resource Leasing, Inc., FL Partnership Management, Inc. and FL Financial Services, Inc.

                  Guaranty - Section 4.1(l).

                  Hazardous Substance - Section 5.14.

                  Initial Term - Section 2.1(d).

                  Inventory - The meaning ascribed thereto in the Pennsylvania Uniform Commercial Code and shall include all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto or therefor.

                  Investment Grade Lessee - A Lessee with a public debt rating from Moody's Investor Service, Inc. of at least Baa or from Standard & Poor's Rating Services of at least BBB or an equivalent rating as approved by Agent.

                  Lease(s) - All of Borrower's Accounts, Documents, General Intangibles, Instruments and Chattel Paper arising in connection with each and every equipment lease (whether a "true lease" or a lease intended as security) and/or schedule to a master lease agreement, assigned to Lenders and/or Agent for the benefit of Lenders, or now or hereafter designated on any schedule as being assigned to Lenders and/or Agent for the benefit of Lenders. The term "Lease" includes (i) all payments to be made thereunder, (ii) all rights of Borrower therein, and (iii) any and all amendments, renewals, extensions or guarantees thereof.

                  Lease Receivable(s) - With respect to each Lease, the gross value of the contractual firm term lease payments plus the absolute and unconditional obligation, if any, of the corresponding Lessee to make a payment(s) at the end of the stated Lease term.

                  Leased Property - Any personal property leased or to be leased or financed by Borrower pursuant to a Lease; the term "Leased Property" includes all of Borrower's Inventory or Equipment so leased and any and all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto and therefor.

                  Lessee - The lessee(s) or obligor(s) responsible for payment and/or performance under a Lease.

                  Liabilities - All liabilities of every kind of Borrower and its Subsidiaries as would be shown on a consolidated financial statement of Borrower prepared in accordance with GAAP, and all contingent and unmatured obligations of Borrower and its Subsidiaries pursuant to any and all guarantee, surety or similar type agreements relating to the debts of Persons outside of the consolidated group.

                  LIBOR Based Rate - A rate of interest determined by reference to the Adjusted LIBOR Rate.

                  LIBOR Based Rate Loan - Any portion of the Revolving Credit Loans or any Term Loan on which interest accrues at the LIBOR Based Rate.

                  LIBOR Based Revolving Loan Rate - The Adjusted LIBOR Rate plus 150 basis points.

                  LIBOR Market Index Rate - For any day, is the rate (rounded to the next higher 1/100 of 1%) for one (1) month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m. London time, for such day, provided if such day is not a Good Business Day, the immediately preceding Good Business Day (or if not so reported, then as determined by Agent from another recognized source or Interbank quotation plus 150 basis points).

                  LIBOR Market Index Rate Loan - Any portion of the Revolving Credit Loans or any Term Loan on which interest accrues at the LIBOR Market Index Rate.

                  LIBOR Based Term Loan Rate - The Adjusted LIBOR Rate plus 225 basis points.

                  LIBOR Interest Period - Section 2.4(c)(i).

                  Lien - Any interest of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, or an assignment.

                  Loans - All Revolving Credit Loans and Term Loans.

                  Loan Documents - This Agreement, the Revolving Credit Notes, the Term Notes, the Guaranty and all agreements, instruments and documents executed and/or delivered from time to time in connection therewith, as amended or replaced from time to time.

                  Majority Lenders - At any time, Lenders holding Pro Rata Percentages aggregating at least fifty-one (51%) percent of the aggregate amount outstanding under the Credit Facility at such time; provided, however, that if there is no outstanding amount under the Credit Facility, the Majority Lenders shall be determined by those Lenders holding fifty-one(51%) percent of the Maximum Credit Limit.

                  Maturity Date - The later of (i) March 31, 2000 or (ii) the last day of the then Current Term.

                  Maximum Credit Limit - The sum of the Pro Rata Shares which at the time of Closing equals Twenty Million Dollars ($20,000,000).

                  Net Income - The consolidated net income after taxes of Borrower as such would appear on Borrower's consolidated statement of income, prepared in accordance with GAAP.

                  Net Worth - At any time means the amount of stockholders equity on a consolidated basis plus Borrower's Subordinated Indebtedness.

                  Nonrecourse Debt - All Liabilities of Borrower which are non-recourse in nature and treated as non-recourse obligations on Borrower's Financial Statements. Non-recourse Debt shall not include any Liabilities which are partially recourse and may be off balance sheet.

                  Obligations - All existing and future liabilities and obligations of every kind or nature at any time owing by Borrower to Lenders (or any of them)and/or to Agent, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due, and whether principal, interest, fees or Expenses, including, without limitation, obligations in respect of the Revolving Credit Loans and Term Loans and any extensions, modifications, substitutions, increases and renewals thereof, and the payment of all reasonable amounts advanced by Agent (or any Lender after the occurrence of an Event of Default) to preserve, protect and enforce rights hereunder and in the Collateral and all Expenses incurred by Agent (or any Lender after the occurrence of an Event of Default) in connection therewith.

                  Pennsylvania Uniform Commercial Code or UCC - The Uniform Commercial Code as enacted in Pennsylvania, as the same shall be amended from time to time.

                  Person - An individual, partnership, corporation, limited liability corporation, trust, unincorporated association or organization, joint venture or any other entity.

                  Present Value - The value, from time to time, as of the date of determination, of the remaining Lease Receivables due under a Lease, discounted using the applicable interest rate as set forth herein.

                  Pro Rata Percentage - Section 2.1(a)(iii).

                  Pro Rata Share - Section 2.1(a)(iii).

                  Property - Any interest of Borrower in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  Regulation D - Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

                  Reserve Percentage - For a Lender, on any day, that percentage (expressed as a decimal) which is in effect on such day, prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Lender is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Lender is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (a) deposits of United States dollars or (b) Eurocurrency liabilities as defined in Regulation D, in each case used to fund a LIBOR Based Rate Loan subject to a LIBOR Based Rate. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective day of any change in the Reserve Percentage.

                  Revolving Credit Loans - Section 2.1(a).

                  Revolving Credit Notes - Section 2.1(b).

                  Securitization Transaction - Any transaction for which Agent has received 30 days prior written notice, using, in part, leases or leased property to secure notes issued by Borrower or a special purpose subsidiary of Borrower and in connection with which, Borrower will be subject to no recourse or limited recourse arising out of a servicing agreement.

                  Stock Pledge Agreements - Section 4.1(m).

                  Subordinated Indebtedness - All indebtedness which is subordinate in all respects to the Obligations pursuant to a subordination agreement acceptable to Agent in its sole discretion.

                  Subordination Agreement - Section 4.1(n).

                  Subsidiary - Any corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by Borrower or owned by a corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by Borrower.

                  SuperMajority Lenders - At any time, Lenders holding Pro Rata Percentages aggregating at least sixty-six and two-thirds (66-2/3%) percent of the aggregate amount outstanding under the Credit Facility at such time; provided, however, that if there is no outstanding amount under the Credit Facility, the SuperMajority Lenders shall be determined by those Lenders holding sixty-six and two-thirds (66-2/3%) percent of the Maximum Credit Limit.

                  Tangible Net Worth - Borrower's Net Worth less assets which would be classified as intangible on a balance sheet prepared in accordance with GAAP including, without limitation, trademarks, goodwill, deferred closing costs, loans to shareholders and Affiliates and "start-up" costs except Borrower may include up to $300,000 worth of intangible assets representing certain organizational costs and deferred taxes paid for by Borrower prior to September 30, 1996.

                  Term Loan - Section 2.1(a).
                  Term Notes - Section 2.1(c).

                  Unmatured Event of Default - An event or condition which, with the passage of time, the giving of notice, or both, would become an Event of Default.

                  Unused Line Fee - Section 2.6(a).

         1.2 Accounting Principles: Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.


SECTION 2.  THE LOANS

         2.1      Credit Facility - Description:

                  (a) (i) Subject to the terms and conditions of this Agreement, each Lender, severally, hereby establishes for the benefit of Borrower, a credit facility (collectively referred to as "Credit Facility") which shall include Advances extended by Lenders to or for the benefit of Borrower from time to time hereunder in the form of revolving credit loans ("Revolving Credit Loans") or term loans ("Term Loans"). The aggregate outstanding principal amount of all Loans, at any time, shall not exceed the Borrowing Base. Subject to such limitation, the outstanding balance of all Revolving Credit Loans may fluctuate from time to time, to be reduced by repayments made by Borrower and to be increased by future Revolving Credit Loans which may be made by Lenders. If the aggregate outstanding amount of all Loans at any time exceeds the Maximum Credit Limit, Borrower shall immediately repay such excess in full in accordance with
Section 2.7. If the aggregate outstanding amount of all Loans exceeds the Borrowing Base, Borrower shall within ten (10) days of such occurrence, either
(x) repay such excess in full or (y) pledge additional Eligible Leases in accordance with the terms hereof. The obligations of Borrower under the Credit Facility and this Agreement shall at all times be absolute and unconditional. Advances hereunder shall not exceed the lesser of (x) 95% of the original invoice amount (net of Asoft costs) for the Leased Property being financed with the proceeds of the applicable Advance or (y) $500,000 or, in the case of Advances to finance Leases to Investment Grade Lessees, $1,000,000.

                      (ii) Subject to the terms and conditions of this Agreement, and provided that no Event of Default or Unmatured Event of Default has occurred hereunder, Borrower shall have the option to have any Advance under the Credit Facility initially be a Revolving Credit Loan or a Term Loan and Borrower may at any time, in accordance with the terms hereof, convert a Revolving Credit Loan to a Term Loan. In no event shall the initial principal amount of any Term Loan be less than $2,000,000 or any Revolving Credit Loan be less than $500,000. At no time shall Borrower have more than five (5) Term Loans outstanding.

                      (iii) Subject to the terms and conditions of this Agreement, each Lender severally agrees to lend to Borrower an amount equal to such Lender's respective percentage (as to each Lender, the percentage of the Credit Facility set forth opposite its name on Schedule "A" attached hereto and made a part hereof and referred to as its "Pro Rata Percentage") of the Advance requested by Borrower. The aggregate outstanding Loans by each Lender shall not exceed the respective amounts ("Pro Rata Shares") set forth opposite such Lender's name on Schedule "A".

                  (b) At Closing, Borrower shall execute and deliver its promissory note to each Lender for the total principal amount of such Lender's Pro Rata Share (collectively as may be amended, modified or replaced from time to time, the "Revolving Credit Notes"). The Revolving Credit Notes shall evidence Borrower's absolute and unconditional obligation to repay such Lender(s) for all Revolving Credit Loans made by such Lender(s) under the Credit Facility, with interest as herein and therein provided. Each and every Revolving Credit Loan under the Credit Facility shall be deemed evidenced by the Revolving Credit Notes, which are deemed incorporated herein by reference and made a part hereof. All Revolving Credit Notes shall be substantially in the form set forth in Exhibit "2.1(b)" attached hereto and made a part hereof.

                  (c) In the event Borrower requests any Advance to initially be a Term Loan, or at any time a Revolving Credit Loan is converted to a Term Loan, Borrower shall execute and deliver its promissory note to each Lender for the total principal amount of such Lender's Pro Rata Percentage of such Term Loan (collectively as may be amended, modified or replaced from time to time, the "Term Notes"). The Term Notes shall evidence Borrower's absolute and unconditional obligation to repay such Lender for the Term Loan made by such Lender under the Credit Facility, with interest as herein and therein provided. Each and every Term Loan under the Credit Facility shall be evidenced by separate Term Notes, which shall be deemed incorporated herein by reference and made a part hereof. All Term Notes shall be substantially in the form set forth in Exhibit "2.1(c)" attached hereto and made a part hereof.

                  (d) The term ("Initial Term") of the Credit Facility shall expire on March 31, 2000. The Credit Facility may, nonetheless, be renewed at the end of the then Current Term in Lenders' sole discretion, for additional eighteen(18) month periods. Borrower's request for such renewal must be made at least six (6) months prior to the expiration of the then Current Term. After the Maturity Date, no further Advances shall be available from Lenders.

                  (e) Borrower shall deliver, at least monthly on the first Business Day of each month, and with each borrowing request, unless Agent requests more frequent delivery, a Borrowing Base Certificate in the form of
Exhibit 2.1(e) attached hereto and made a part hereof, executed by an Authorized Officer, evidencing the availability under the Borrowing Base and compliance with the respective sublimits.

                  (f) Borrower hereby confirms and acknowledges that, as of September 28, 1998, the outstanding principal balance of all Loans, advances and extensions of credit made by the Bank under the Existing Loan Documents is $0 ($0 for Revolving Credit Loans and $0 for Term Loans) and such amount is owing without defense, setoff, counterclaim, discount, recoupment or charge of any kind by Borrower and shall be considered as Loans for all purposes hereunder as though such Loans, advances and extensions of credit had been originally made under this Agreement.

         2.2      Advances, Conversions and Payments:

                  (a) Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Credit Facility, the Unused Line Fee, the Administration Fee, the Expenses, and all other charges and any other Obligations of Borrower hereunder, shall be made to Agent at its main Philadelphia banking office First Union National Bank, 1339 Chestnut Street, Philadelphia, Pennsylvania, in United States dollars, in immediately available funds. Agent, on behalf of all Lenders, shall have the unconditional right and discretion to make an Advance under the Credit Facility in the form of a Revolving Credit Loan (subject to availability existing under the Borrowing
Base) to pay, and/or to charge Borrower's operating account with Agent for all of Borrower's Obligations as they become due from time to time under this Agreement including, without limitation, interest, principal, fees and reimbursement of Expenses.

                  (b) (i) Advances which may be made by Lenders from time to time under the Credit Facility shall be made available by crediting such proceeds to Borrower's operating account with Agent.

                      (ii) All Advances requested by Borrower and all requests by Borrower to convert Revolving Credit Loans to Term Loans must be requested by 11:00 A.M. Eastern time, three (3) Business Days prior to the date of such requested Advance or conversion. All requests or confirmation of requests for an Advance or conversion are to be in writing and may be sent by telecopy or facsimile transmission provided that Agent shall have the right to require that receipt of such request not be effective unless confirmed via telephone with Agent.

                      (iii) A. Upon receiving a request for an Advance or conversion in accordance with subparagraph (ii) above, as soon as reasonably practical thereafter, Agent shall notify all Lenders of the request. Each Lender shall advance its applicable Pro Rata Percentage of the requested Advance to Agent by remitting federal funds, immediately available, to Agent pursuant to Agent's instructions prior to 11:00 A.M. Eastern Time on the scheduled date of the Advance. Subject to satisfaction of the terms and conditions hereof, Agent shall make the requested Advance available to Borrower by crediting such amount to Borrower's operating account with Agent as soon as is reasonably practical thereafter on the day the requested Advance is to be made. In lieu of the foregoing, Agent may, in its discretion, fund the Pro Rata Percentage of such Advance on behalf of any one or more Lenders (unconditionally and absolutely obligating such affected Lender(s) to reimburse Agent in full without deduction or setoffs for its portion of such Advance) with a settlement of the pro rata percentages of such Advances of each Lender on the following Business Day under such procedures as Agent may establish.

                            B. Neither Agent nor any other Lender shall be
obligated, for any reason whatsoever, to advance the share of any other Lender. If such corresponding amount is not made available to Agent by such Lender on the date the Advance is made and Agent elects (at its discretion, without any obligation to do so) to make such Lender's Pro Rata Percentage of the Advance, Agent shall be entitled to recover such amount on demand from such Lender together with interest at the per annum rate equal to the Federal Funds Rate in respect of the first two days and at the Base Rate in respect of each day thereafter during the period commencing 2:00 P.M. Eastern Time on the date of such Advance and ending on (but excluding) the date Agent recovers such amount. Agent shall also be entitled to recover any and all losses and damages (including, without limitation, attorneys' fees and costs) from any Lender failing to so advance upon demand of Agent. Agent may set off the obligations of a Lender under this paragraph against any distributions or payments of the Obligations which Agent would otherwise make available to such Lender.

                            C. To the extent and during the time period in which
any Lender fails to provide or delays providing its respective payment to Agent pursuant to subsections A or B above (any such Lender being referred to, during such period, as a "Defaulting Lender"), such Lender's percentage of all payments of the Obligations (but not its Pro Rata Percentage of future Advances required to be funded by such Lender) shall decrease to reflect the actual percentage which its actual outstanding Loans bear to the total outstanding Loans of all Lenders. In addition, notwithstanding any definition or other provision of this Agreement to the contrary, during any period in which a Lender is a Defaulting Lender, all calculations for voting purposes among the Lenders shall be made as if the Defaulting Lender were not a Lender and not a party to this Agreement.

         2.3 Preconditions to Advances and Assignment of Leases and Leased Property

              (a)   Before Lenders will make any Advance:

                    (i) Borrower will deliver to Agent the following (dated and signed) in form and substance satisfactory to Agent and its counsel:

                            A. A borrowing request setting forth the requested
date of the Advance (but no sooner than three (3) Business Days after Agent receives the request), the requested advance amount, the applicable interest rate and whether the request is for a Term Loan or a Revolving Credit Loan, a Borrowing Base Certificate in the form attached hereto as Exhibit "2.1(e)" setting forth the availability under the Borrowing Base, any information required by this Agreement and such other information as Agent shall reasonably request. A borrowing request may be made orally, provided that Borrower confirms the request in writing within two (2) days thereafter, provided further however, that Lenders need not make any Advances until Agent receives actual written confirmation and a Borrowing Base Certificate,

                            B. Such financial information concerning any of the
Leases, Borrower or any Lessee as Lenders may reasonably request, and

                            C. Such other instruments, agreements and documents
as Agent reasonably requests to carry out the intent of the parties to this Agreement.

                           (ii) No Event of Default or Unmatured Event of
Default shall have occurred hereunder.

                  (b) In order to increase the Borrowing Base, Borrower shall deliver to Agent for the benefit of Lenders the following items:

                           (i) A description of the collateral package, which
shall include, identification of the Lessee, a description of the Leased Property, the net cost of the Leased Property, the net remaining principal balance under the Lease(s), and the terms of and rentals owed under each Lease, and such other information which Agent or Lenders shall reasonably request,

                           (ii) An Assignment Agreement signed by Borrower
assigning Borrower's right, title and interest in and to the Leased Property and Leases to Agent for the benefit of Lenders, in the form attached hereto as Exhibit "2.3(b)(ii)" ("Assignment Agreement"),

                           (iii) Invoices showing the true cost of the Leased
Property net of any servicing or maintenance charges, brokers' fees or similar types of "soft costs",

                           (iv) If requested by Agent, additional Uniform
Commercial Code ("UCC") financing statements covering, inter alia, the Leased Property and the Leases listing Agent for the benefit of Lenders, as secured party and Borrower as debtor, to be filed in locations reasonably required by Agent,

                           (v) Copies of all UCC-1 financing statements filed by
Borrower against Lessee(s) and any acknowledgment copies or recording information Borrower has received back from the recording offices, provided, however, that Borrower shall not be required to furnish evidence of the filing of UCC-1 financing statements covering Leased Property leased pursuant to Lease(s) having an outstanding Lease Receivable value of under $16,000.

                           (vi) The sole original of each Lease along with all
schedules duly assigned to Agent for the benefit of Lenders,

                           (vii) For each item of Leased Property with a Lease
Receivable in excess of $20,000, evidence that such item of Leased Property is insured against such risks, in such amounts, with such insurance, and on such terms and conditions as shall be satisfactory to Lenders ("Insurance Coverage"),

                           (viii) A certificate of acceptance or other document
evidencing, or other evidence of oral confirmation, that the Lessee has received and accepted the Leased Property,

                           (ix) Where the initial cost of the Leased Property is
in excess of $100,000 and such Leased Property is to be affixed to real estate in such a manner as, under applicable law, to become a fixture, a landlord or mortgagee waiver from all persons having an interest in the real estate on which the Leased Property will be located, and

                           (x) An undated notice signed by the Borrower
directing each Lessee to pay all sums due or to become due under each Lease directly to Agent for the benefit of Lenders ("Lessee Notice") to be used only following the occurrence of an Event of Default. Agent will hold the Lessee Notices in escrow and will not release them, unless and until an Event of Default shall have occurred.


         2.4      Credit Facility Interest:

                  (a) Revolving Credit Loans: The unpaid principal balance of all or a portion of the Revolving Credit Loans shall bear interest at either the LIBOR Based Revolving Loan Rate or the LIBOR Market Index Rate. Interest on all Revolving Credit Loans shall be due and payable monthly in arrears on the first day of each month and on the last day of the applicable LIBOR Interest Period with respect to LIBOR Based Rate Loans.

                  (b) Term Loans: The unpaid principal balance of all or a portion of the Term Loans shall bear interest at the LIBOR Based Term Loan Rate. In addition Borrower may request that a Term Loan be converted to a fixed rate loan for the remaining term of such Term Loan at a rate quoted at the time of request by Agent and Co-Agent and acceptable to all Lenders. Interest on all Term Loans shall be due and payable monthly in arrears on the first day of each month.

                  (c) (i) LIBOR Based Rate Loans: LIBOR Based Rate Loans shall be selected for a period of either one (1), two (2), or three (3) months' duration, as Borrower may elect, during which a LIBOR Based Rate is applicable ("LIBOR Interest Period"); provided, however, that (a) if the LIBOR Interest Period would otherwise end on a day which shall not be a Good Business Day, such LIBOR Interest Period shall be extended to the next succeeding Good Business Day, unless such Good Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Good Business Day subject to clause (c) below; (b) interest shall accrue from and including the first day of each LIBOR Interest Period to, but excluding, the day on which any LIBOR Interest Period expires; and (c) with respect to any LIBOR Interest Period which begins on the last Good Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period), the LIBOR Interest Period shall end on the last Good Business Day of a calendar month. All accrued and unpaid interest on a LIBOR Based Rate Loan must be paid in full on the day the applicable LIBOR Interest Period expires. No LIBOR Interest Period may end after the Maturity Date. Subject to all of the terms and conditions applicable to a request that a new Advance be a LIBOR Based Rate Loan, Borrower may extend LIBOR Based Rate Loans as of the last day of the applicable LIBOR Interest Period to a new LIBOR Based Rate Loan. If Borrower does not notify Agent of its desire to extend a LIBOR Based Rate Loan or repay such Advance prior to the expiration of the applicable LIBOR Interest Period, such Advance shall automatically be converted to a LIBOR Market Index Rate Loan.

                           (ii) The Adjusted LIBOR Rate may be automatically
adjusted by Agent on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to changes in tax laws and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding any such changes that have resulted in a payment pursuant to Section 2.9 hereof, that increase the cost to Lenders of funding the LIBOR Based Rate Loan. Agent shall promptly give the Borrower and each Lender notice of such a determination and adjustment, which determination shall be conclusive, absent manifest error, as to the correctness of the fact and the amount of such adjustment. Agent shall furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Based Rate and the method for determining the amount of such adjustment.

                           (iii) In the event that Agent shall have reasonably
determined that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Based Rate Loan and for the LIBOR Interest Period specified are unavailable, impractical or unlawful, or a LIBOR Based Rate or a LIBOR Market Index Rate will not adequately and fairly reflect the cost of making or maintaining the principal amount of the requested LIBOR Based Rate Loan or LIBOR Market Index Rate Loan specified by Borrower, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the Adjusted LIBOR Rate or the LIBOR Market Index Rate, Agent shall promptly give notice of such determination to the Borrower that rates based on the Adjusted LIBOR Rate or the LIBOR Market Index Rate are not available. A determination by Agent hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (i) the right of Borrower to select, convert to, or maintain a LIBOR Based Rate Loan at the rate based on the Adjusted LIBOR Rate or a LIBOR Market Index Rate Loan at the rate based on the LIBOR Market Index Rate shall be suspended until Agent shall have notified the Borrower that such conditions shall have ceased to exist, and (ii) the LIBOR Based Rate Loans and LIBOR Market Index Rate Loans shall accrue interest at the Base Rate.

                           (iv) In the event that, as a result of any changes in
applicable law or regulation or the interpretation thereof, it becomes unlawful for a Lender to maintain Eurodollar liabilities sufficient to fund any LIBOR Based Rate Loan subject to the LIBOR Based Rate, then such Lender shall immediately notify Agent who shall immediately notify the other Lenders and Borrower thereof, and such Lender's obligation to make, convert to, or maintain a LIBOR Based Rate Loan at a LIBOR Based Rate shall be suspended until such time as such Lender may again cause the LIBOR Based Rate to be applicable to its share of any LIBOR Based Rate Loans and such Lender's share of the Loans subject to the LIBOR Based Rate shall accrue interest at the Base Rate. If it becomes unlawful for a Lender to maintain a LIBOR Based Rate Loan, such Lender may require that Borrower immediately prepay such Lender's LIBOR Based Rate Loans or convert such Loans to Base Rate Loans or LIBOR Market Index Rate Loans. Promptly after becoming aware that it is no longer unlawful for such Lender to maintain such Eurodollar liabilities, such Lender shall notify Agent who will notify Borrower thereof and such suspension shall cease to exist. In the event it becomes unlawful for a Lender to maintain Eurodollar liabilities, Borrower may seek to have such Lender replaced with a lender for whom maintenance of Eurodollar liabilities is not unlawful so long as such replacement lender is satisfactory to Agent and the SuperMajority Lenders (without giving effect to the potentially replaced Lender), in their sole and absolute discretion.

                           (v) In the event Borrower prepays (voluntarily or
involuntarily) or converts a LIBOR Based Rate Loan prior to the last day of the applicable Interest Period, Borrower shall also pay to Agent for the account of Lenders, on demand, the additional amount, as specified by Agent in a certificate setting forth the basis of such computation, equal to the amount of any reasonable fees, costs, expenses or other charges, plus the present value of an amount which is the difference (if a positive number) between (y) the aggregate interest which would have been payable to the last day of such Interest Period on such prepaid amount, and (z) the aggregate interest the Lenders could expect to earn on such prepaid amount if such amount were invested for the period from the date of such prepayment to the last day of such Interest Period in United States Treasury obligations maturing on or closest to the last day of such Interest Period. Such certificate shall be conclusive except for manifest error.

                  (d) LIBOR Market Index Rate Loan: Up to $5,000,000 in aggregate principal amount of Revolving Credit Loans and Term Loans may bear interest from time to time at the LIBOR Market Index Rate provided that no Revolving Credit Loan or portion of any Term Loan shall bear interest at the LIBOR Market Index Rate for a period of more than 21 days. Upon or prior to the expiration of such 21-day period, and subject to all the terms and conditions applicable to the making of LIBOR Based Rate Loans hereunder, Borrower shall cause any such Loan(s) to be converted to LIBOR Based Rate Loan(s). If Borrower does not notify Agent of its desire to extend the applicable LIBOR Market Index Rate Loan as a LIBOR Based Rate Loan, Borrower will repay such Loan prior to the expiration of such 21-day period, or such Loan shall automatically be converted to a LIBOR Based Rate Loan with a one month LIBOR Interest Period (unless such LIBOR Interest Period would extend beyond the Maturity Date, in which case, the LIBOR Market Index Rate Loan shall be continued as a LIBOR Market Index Rate Loan until the Maturity Date). Interest on all LIBOR Market Index Rate Loans shall be payable monthly, in arrears, on the first day of each calendar month. The calculation and determination of the LIBOR Market Index Rate shall be made daily by the Agent and such determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Changes in the LIBOR Market Index Rate shall become effective on the same day as the Agent determines a change in such LIBOR Market Index Rate has occurred.

         2.5      Additional Interest Provisions.

                  (a) Calculation of Interest: Interest on the Loans, regardless of the applicable interest rate, shall be based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.

                  (b) Default Rate: After the occurrence and during the continuance of an Event of Default hereunder and following notice from Agent to Borrower of the Lenders' intention to apply the Default Rate to the Loans, the per annum effective rate of interest on all Loans outstanding under the Credit Facility shall be increased to a per annum rate equal to two (2%) percentage points in excess of the applicable interest rate ("Default Rate").

                  (c) Continuation of Interest Charges: All contractual rates of interest chargeable on outstanding Loans, regardless of the then applicable interest rate, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

                  (d) Applicable Interest Limitations: In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lenders have charged or received interest hereunder in excess of the highest applicable rate, Agent, on behalf of Lenders, shall in its sole discretion, apply and set off such excess interest received by Lenders against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

                  (e) Limitation on LIBOR Based Rate Loans and LIBOR Market Index Rate Loans: Upon the occurrence of an Event of Default, and following written notice from Agent to Borrower, Agent may in its sole discretion, or upon the instructions of Supermajority Lenders Agent shall, eliminate the availability of LIBOR Based Rate Loans and LIBOR Market Index Rate Loans.

         2.6      Fees:

                  (a) Unused Line Fee: So long as the Credit Facility is outstanding and has not been terminated, Borrower shall unconditionally pay to Agent, for the benefit of Lenders in accordance with their respective Pro Rata Percentages, a non-refundable fee ("Unused Line Fee") equal to one-quarter of one percent (1/4%) per annum of the average daily unused portion of the Credit Facility (which shall be calculated as the Maximum Credit Limit minus the average daily outstanding balance of all Loans during the quarter for which such calculation is made). The Unused Line Fee shall be computed and paid on a quarterly basis, in arrears, on the first day of each January, April, July and October for the previous quarter for which such computation is made by Agent, beginning on the first day of October, 1998.

                  (b) Administration Fee: So long as the Credit Facility is outstanding and has not been terminated, Borrower shall unconditionally pay to Agent, for Agent's account, a non-refundable fee ("Administration Fee") equal to three eighths of one percent (3/8%) per annum of the average daily outstanding principal balance of all Loans during the quarter for which such calculation is made). The Administration Fee shall be computed and paid on a quarterly basis, in arrears, on the first day of each January, April, July and October for the previous quarter for which such computation is made by Agent, beginning on the first day of October, 1998.

         2.7      Prepayments:

                  (a) (i) Base Rate Loans and LIBOR Market Index Rate Loans:
Base Rate Loans and LIBOR Market Index Rate Loans may be prepaid at any time and from time to time, in whole or in part, without premium or penalty upon no less than two (2) Business Days notice to Agent. All partial prepayments shall be applied first to accrued and unpaid interest, fees and Expenses related to such prepaid Loan and then to the outstanding principal balance of the Loan so prepaid.

                      (ii) LIBOR Based Rate Loans: LIBOR Based Rate Loans may not be prepaid on any date other than the last day of the selected Interest Period unless Borrower gives Agent written notice of such intention prior to 1:00 p.m. on a Business Day which is no less than two (2) Business Days prior to the date it intends to make such prepayment (unless such prepayment must be immediate because of the illegality of LIBOR Based Rate Loans as set forth in
Section 2.4(c)(iv) hereof, in which case Borrower shall not be required to provide such notice) and pays a prepayment fee in accordance with Section 2.4(c)(v) above. All such prepayments must be of the full amount of the applicable LIBOR Based Rate Loan plus all accrued but unpaid interest, fees and Expenses related to such prepaid Loan. Borrower agrees that this fee is an estimate of Lender's damages and not a penalty.

                      (iii) Fixed Rate Term Loans: Term Loans bearing interest at a fixed rate pursuant to Section 2.4(b) hereof may not be prepaid unless Borrower pays a prepayment fee equal to (the amount of any applicable fees, costs, Expenses or other charges, plus the present value of an amount which is the difference (if a positive number) between (y) the aggregate interest which would have been payable to the last day of such Term Loan on such prepaid amount, and (z) the aggregate interest Lenders could expect to earn on such prepaid amount if such amount were invested for the period from the date of such prepayment to the maturity date of the Term Loan in United States Treasury obligations maturing on or closest to such maturity date. Borrower agrees that this fee is our estimate of Lenders' damages and not a penalty. All such prepayments shall be applied to the prepaid Term Loan, first against all accrued and unpaid interest, fees and Expenses related to such prepaid Term Loan and then to installments of the outstanding principal balance of the Term Loan so prepaid in the inverse order of maturity.

                  (b) Proceeds of Collateral: Prior to the occurrence of an Event of Default, proceeds from Collateral comprising a portion of the Borrowing Base, to the extent that the aggregate outstanding amount of all Loans exceeds the Borrowing Base, shall promptly be paid to Agent for the benefit of Lenders and be first applied to accrued but unpaid interest, fees, costs and Expenses related to the Credit Facility, and then to the outstanding balance of the Revolving Credit Loans, the Term Loan and then to Borrower's other Obligations in such order as Agent may elect in its sole discretion. Following the occurrence of an Event of Default, all proceeds from the Collateral shall be immediately delivered to Agent and Agent may apply such proceeds to any of Borrower's Obligations in such order as Lenders may decide in their sole discretion.

                  (c) Mandatory Prepayment: In the event the aggregate outstanding amount of all Loans at any time exceeds the Maximum Credit Limit, Borrower shall immediately repay such excess in full and if the aggregate outstanding amount of all Revolving Credit Loans exceeds the Borrowing Base, Borrower shall within ten (10) days either (i) repay such excess in full or (ii) pledge additional Eligible Leases in accordance with the terms hereof. Any such payments shall first be applied to accrued but unpaid interest, fees, costs and Expenses related to the Credit Facility, and then to the outstanding balance of the Revolving Credit Loans, the Term Loans and then to Borrower's other Obligations in such order as Agent may elect in its sole discretion. Prepayments of the Term Loans shall be applied against the remaining principal installments in the inverse order of maturity.

         2.8 Use of Proceeds: The extensions of credit under and proceeds of the Credit Facility shall be used to enable Borrower to purchase Leased Property and finance Leases associated with such Leased Property.

         2.9 Capital Adequacy: If any present or future law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Commercial banks generally allocate capital resources to their commitments (including any commitments hereunder), and as a result thereof, in the opinion of a Lender, the rate of return on such Lender's capital with regard to the Loans is reduced to a level below that which such Lender could have achieved but for such circumstances, then in such case and upon notice from Agent and/or such Lender to Borrower, from time to time, Borrower shall pay such Lender such additional amount or amounts as shall compensate such Lender for such reduction in its rate of return. Such notice shall contain the statement of such Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it deems applicable.

SECTION 3.  COLLATERAL

         3.1 Description: As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents, Borrower hereby grants to Agent, for the benefit of Lenders, a continuing first lien on and security interest in, upon and to the Collateral.

         3.2 Lien Documents: At Closing and thereafter as Agent deems necessary, Borrower shall execute and deliver to Agent, or have executed and delivered (all in form and substance reasonably satisfactory to Agent):

                  (a) Financing Statements - Financing statements pursuant to the UCC, which Agent, on behalf of Lenders, may file in any jurisdiction where any Collateral is or may be located and where Borrower maintains its chief executive office; and

                  (b) Other Agreements - Any other agreements, documents, instruments and writings, including, without limitation, security agreements and Assignment Agreements, reasonably required by Agent to evidence, perfect or protect Agent's and/or Lenders' liens and security interest in the Collateral or as Agent may reasonably request from time to time.

         3.3 Other Actions: In addition to the foregoing, Borrower shall do anything further that may be lawfully and reasonably required by Agent to secure Lenders and effectuate the intentions and objects of this Agreement, including, but not limited to, the execution and delivery of lockbox agreements, continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder. Borrower shall also immediately deliver (with execution by Borrower of all necessary documents or forms to reflect Agent's Lien for the benefit of Lenders thereon) to Agent as bailee for Lenders, all items for which Agent and/or Lenders must or may receive possession to obtain a perfected security interest, including without limitation, all Leases, notes, certificates and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

         3.4 Searches: Agent shall, prior to or at Closing, and thereafter as Agent may determine from time to time, at Borrower's sole expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrower in this Agreement):

                  (a) UCC Searches: UCC searches with the Secretary of State and local filing office of each state where Borrower maintains its executive office, a place of business, or assets;

                  (b) Judgments, Etc.: Judgment, federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under subparagraph (a) above.

                  Borrower shall, prior to or at Closing and at its expense, obtain and deliver to Agent good standing certificates showing Borrower to be in good standing in its state of incorporation and in each other state or foreign country in which it is doing and presently intends to do business for which Borrower's failure to be so qualified might have material adverse effect on Borrower's business, financial condition, Property or Agent's and/or Lenders' rights hereunder.

         3.5 Filing Security Agreement: A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

         3.6 Power of Attorney: Each of the officers of Agent is hereby irrevocably made, constituted and appointed (such appointment being coupled with an interest) the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (1) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower and constitute collections on the Collateral; (2) execute in the name of Borrower any financing statements, schedules, assignments, instruments, documents and statements that Borrower is obligated to give Agent hereunder or is necessary to perfect Agent's and/or Lenders' security interest or Lien in the Collateral, including without limitation, execute in its own name or in the name of Borrower, all documentation necessary to have Agent's Lien for the benefit of Lenders noted on all vehicle titles, to prepare and sign any and all applications for vehicle titles relating to Leased Property and any registration documentation with respect to such Leased Property; (3) to verify validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise; and (4) upon the occurrence of an Event of Default, do such other and further acts and deeds in the name of Borrower that Agent may reasonably deem necessary or desirable to enforce any Account or perfect its liens on, or to protect its interest in, any other Collateral.

SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

         Closing under this Agreement is subject to the following conditions precedent (all documents to be in form and substance satisfactory to Agent and its counsel):

         4.1 Resolutions, Opinions, and Other Documents: Borrower shall have delivered to Agent the following:

                  (a) this Agreement and the Revolving Credit Notes all properly executed;

                  (b) each document and agreement required to be executed under any provision of this Agreement or any related agreement;

                  (c) certified copies of (i) resolutions of Borrower's board of directors authorizing the execution of this Agreement, the Revolving Credit Notes and the Term Notes to be issued hereunder and each document, instrument and agreement required to be delivered by any Section hereof and resolutions of each Guarantor's board of directors authorizing the execution and delivery of the Guaranty and (ii) Borrower's and each Guarantor's Articles of Incorporation and By-laws;

                  (d) an incumbency certificate identifying all Authorized Officers of Borrower and each signatory of the Guaranty on behalf of each Guarantor authorizing the execution and delivery of the Guaranty, with specimen signatures;

                  (e) a written opinion of Borrower's and each Guarantor's independent counsel addressed to Agent for the benefit of all Lenders;

                  (f) certification by Borrower's chief financial officer that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of Borrower since June 30, 1998;

                  (g) payment by Borrower of all Expenses associated with the Credit Facility incurred to the Closing Date;

                  (h) Uniform Commercial Code, judgment, federal and state tax lien searches against Borrower, at Borrower's expense, showing that the Collateral is not subject to any Liens, together with Good Standing and Corporate Tax Lien Search Certificates showing no tax Liens on Borrower's Property and showing Borrower to be in good standing in each jurisdiction where the failure to so qualify might have a material adverse affect on Borrower's business, financial condition, Property or Agent's and/or Lenders' rights hereunder;

                  (i) An initial borrowing base certificate dated the Closing Date evidencing Borrower's minimum borrowing availability under the Borrowing Base as of the Closing Date;

                  (j) UCC-1 Financing Statements naming Borrower as debtor and Agent as secured party, to be filed in all locations satisfactory to Agent;

                  (k) A Guaranty Agreement executed by each of the Guarantors ("Guaranty");

                  (l) Stock Pledge Agreements for the shares of Borrower and Resource Leasing, Inc. executed by Resource Leasing, Inc. and Resource America, Inc. respectively (collectively "Stock Pledge Agreements); and

                  (m) A subordination agreement ("Subordination Agreement") among Resource Leasing, Inc., Agent and Borrower whereby Resource Leasing, Inc. agrees to subordinate all indebtedness owing from Borrower to Resource Leasing, Inc., on terms and conditions satisfactory to Agent.

         4.2 Absence of Certain Events: At the Closing Date, no Event of Default or Unmatured Event of Default hereunder shall have occurred and be continuing.

         4.3 Warranties and Representations at Closing: The warranties and representations contained in Section 5 as well as any other Section of this Agreement and any other Loan Document shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

         4.4 Compliance with this Agreement: Borrower shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, and any other Loan Document, which are required to be performed or complied with by Borrower before or at the Closing Date.

         4.5 Officers' Certificate: Agent shall have received a certificate dated the Closing Date and signed by an Authorized Officer of Borrower certifying that all of the conditions specified in this Section have been fulfilled.

         4.6 Closing: Subject to the conditions of this Section 4, the Credit Facility shall be made available on the date ("Closing Date") this Agreement is executed and all of the conditions contained in Section 4.1 hereof are completed (the "Closing").

         4.7 Non-Waiver of Rights: By completing the Closing hereunder, or by making advances hereunder, Agent and Lenders do not thereby waive a breach of any warranty, representation or covenant made by Borrower hereunder or any agreement, document, or instrument delivered to Agent or otherwise referred to herein, including without limitation, the Existing Loan Documents, and any claims and rights of Agent and/or Lenders resulting from any breach or misrepresentation by Borrower are specifically reserved by Agent for the benefit of Lenders.

SECTION 5.  REPRESENTATIONS AND WARRANTIES

         To induce Lenders to complete the Closing and make the initial Advances under the Credit Facility to Borrower, Borrower warrants and represents to Agent and Lenders that:

         5.1      Corporate Organization and Validity:

                  (a) Borrower is a corporation duly organized and validly existing under the laws of its state of incorporation, is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state and other jurisdiction where the nature and extent of its business requires qualification, except where the failure to so qualify would not have a material adverse effect on Borrower's business, financial condition, Property or prospects. A list of all states and other jurisdictions where Borrower is qualified to do business is attached hereto as Exhibit "5.1" and made a part hereof.

                  (b) The making and performance of this Agreement and related agreements, and each document required by any Section hereof will not violate any law, government rule or regulation, or the charter, minutes or bylaw provisions of Borrower or violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which Borrower is a party, or by which it is bound. Borrower is not in violation of, nor has knowingly caused any Person to violate, any term of any agreement or instrument to which it or such Person is a party or by which it may be bound or of its charter, minutes or bylaws which violation could have a material adverse effect on Borrower's business, financial condition, Property or prospects.

                  (c) Borrower has all requisite corporate power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, and the documents and related agreements required hereby.

                  (d) This Agreement, the Revolving Credit Notes and the Term Notes to be issued hereunder, and all related agreements and documents required to be executed and delivered by Borrower hereunder, when delivered, will be valid and binding upon Borrower and enforceable in accordance with their respective terms.

         5.2 Places of Business: The only places of business of Borrower, and the places where it keeps and intends to keep copies of the Leases and its Books and Records concerning the Collateral, are at the addresses listed in Exhibit "5.2" attached hereto and made a part hereof. The name of the record owner of each property is also set forth on Exhibit "5.2".

         5.3 Pending Litigation: There are no judgments or judicial or administrative orders, proceedings or investigations (civil or criminal) pending, or to the knowledge of Borrower, threatened, against Borrower in any court or before any governmental authority or arbitration board or tribunal except as shown in Exhibit "5.3" attached hereto and made a part hereof, none of which may materially and adversely affect the business, financial condition, Property or prospects of Borrower, or the ability of Borrower to perform under this Agreement. Borrower is not in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal, the effect of which would materially and adversely affect the business, financial condition, Property or prospects of Borrower. No shareholder or executive officer of Borrower has been indicted or convicted in connection with or is engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or under investigation in connection with any anti-racketeering or other conduct or activity.

         5.4 Title to Collateral: Borrower has good and marketable title in fee simple (or its equivalent under applicable law) to all the Collateral it respectively purports to own, free from Liens, except those of Agent for the benefit of Lenders and free from the claims of any other Person other than the leasehold interests of the Lessees.

         5.5 Governmental Consent: Neither the nature of Borrower or of its business or Property, nor any relationship between Borrower and any other Person, nor any circumstance affecting Borrower in connection with the issuance or delivery of the Revolving Credit Notes or the Term Notes, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of Borrower in connection with the execution and delivery of this Agreement or the issuance or delivery of the Revolving Credit Notes or the Term Notes or other documents contemplated hereby.

         5.6 Taxes: All tax returns required to be filed by Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon Borrower, or upon any of its Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP.

         5.7 Financial Statements: Borrower's annual consolidated audited balance sheet as of September 30, 1997 and its quarterly consolidated balance sheet as of March 31, 1998 and the related income statements and statements of cash flows as of such dates, all accompanied by reports thereon from Borrower's independent certified public accountants with respect to the annual statements (complete copies of which have been delivered to Agent), have been prepared in accordance with GAAP and present fairly, accurately and completely the financial position of the Borrower as of such dates and the results of its operations for such periods. The fiscal year for Borrower currently ends on September 30. Borrower's federal tax identification number is 23-2842671.

         5.8 Full Disclosure: Neither the financial statements referred to in
Section 5.7, nor this Agreement or related agreements and documents or any written statement furnished by Borrower to Agent in connection with the negotiation of the Credit Facility and contained in any financial statements or documents relating to Borrower contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

         5.9 Subsidiaries: Borrower has no Subsidiaries or Affiliates, except as listed on Exhibit "5.9" attached hereto and made a part hereof.

         5.10     Guarantees:

                  Borrower does not own nor hold equity or long term debt investments in, has any outstanding advances to, or serves as guarantor, surety or accommodation maker for the obligations of, or has any outstanding borrowings from, any Person except as described in Exhibit "5.10", attached hereto and a made part hereof.

         5.11     Government Regulations, etc.:

                  (a) The use of the proceeds of and Borrower's issuance of the Revolving Credit Notes and the Term Notes will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended or Regulations U, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U.

                  (b) Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business, where the failure to obtain would have a material adverse effect on the business, financial condition, Property or prospects of Borrower or Agent's and/or Lenders' rights with respect to the Collateral.

                  (c) Borrower is not in violation of, has not received written notice that it is in violation of, or has knowingly caused any Person to violate, any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including without limitation, environmental laws and regulations), which may materially and adversely affect its business, financial condition, Property or prospects or Agent's and/or Lenders' rights with respect to the Collateral.

                  (d) Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         5.12     Names:

                  (a) Within five (5) years prior to the Closing Date, Borrower has not conducted business under or used any other name (whether corporate or assumed) except for the names shown on Exhibit "5.12(a)", attached hereto and made a part hereof. Borrower is the sole owner of all names listed on such Exhibit "5.12(a)" and any and all business done and all invoices issued in such trade names are Borrower's sales, leases, business and invoices. Each trade name of Borrower represents a division or trading style of Borrower and not a separate corporate subsidiary or affiliate or independent entity.

                  (b) All trademarks, patents or copyrights which Borrower uses, plans to use or has a right to use are listed on Exhibit "5.12(b) attached hereto and made a part hereof. Borrower is the sole owner of such Property except to the extent any other Person has claims or rights in such Property, as such claims and rights are described on such Exhibit "5.12(b)." To the best of Borrower's knowledge, Borrower is not in violation of any rights of any other Person with respect to such Property.

         5.13 Other Associations: Borrower is not engaged and has no interest in any joint venture or partnership with any other Person except as described on Exhibit "5.13" hereto and made a part hereof.

knowledge:
                  (a) of the presence of any Hazardous Substances on any of the real property where Borrower conducts operations or has its personal property, or

                  (b) of any on-site spills, releases, discharges, disposal or storage of Hazardous Substances that have occurred or are presently occurring on any of such real property or where any Collateral is located, or

                  (c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred, are presently occurring on any other real property as a result of the conduct, action or activities of Borrower.

As used herein, the term "Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, by any environmental statute, rule or regulation of any governmental entity presently in effect and applicable to such real property.

         5.15 Capital Stock: The authorized and outstanding shares of capital stock of Borrower is as set forth on Exhibit "5.15" attached hereto and made a part hereof. All of the capital stock of Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations set forth in Exhibit "5.15", there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which Borrower or any of the shareholders of Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its capital stock or any pre-emptive rights held by any Person with respect to the shares of capital stock of Borrower. Except as set forth in Exhibit "5.15", Borrower has not issued any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

         5.16 Solvency: Borrower is solvent, able to pay its debts as they become due, and has capital sufficient to carry on its business and all business in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts. Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

         5.17 Leases and Leased Property: Each Lease reported to Agent and Lenders as an Eligible Lease and the Leased Property associated therewith shall, at all times when such Leases are included in the Borrowing Base calculation, be in compliance with all of the following representations:

                  (a) Each Lease is in substantially the same form as that attached as Exhibit 5.17 hereto or has been otherwise approved by Agent in its reasonable discretion and is genuine, based on contracts that are enforceable in accordance with its terms against the Lessee and the Leased Property named and referenced therein, constitutes the entire agreement for the leasing of the Leased Property thereby covered, has not been altered or amended, except as set forth in the related schedules, and Borrower's Books and Records relating thereto are accurate, complete and genuine;

                  (b) The sole original of each Lease has been delivered to Agent, and all other counterparts of each Lease shall contain a legend stating that the Lease has been assigned to First Union National Bank, As Agent, pursuant to that certain Amended and Restated Loan and Security Agreement dated September 30, 1998, or contain similar language specifying that such counterpart is not an original for "chattel paper" purposes under the UCC;

                  (c) Where the Lease consists of a Master Lease Agreement and specific schedules which describe the terms of any specific items to be leased pursuant to such schedule, the sole original schedule shall constitute the sole original Lease, provided that the terms of the Master Lease Agreement and the schedule make it clear that the sole original schedule is a separate lease for "Chattel Paper" purposes under the UCC and that possession of such schedule constitutes possession of "Chattel Paper" under the UCC;

                  (d) Except as otherwise consented to by Agent in writing, the aggregate amount of Leases with the same Lessee (or its Affiliates) is not in excess of $250,000;

                  (e) The original amount and unpaid balance of each Lease shown on Borrower's Books and Records and on any statement or schedule delivered to Agent in connection therewith is the true and correct amount actually owed to Borrower, no portion of which, except as specifically provided for in the Lease, has been prepaid;

                  (f) The amount due under each Lease is not subject to, and the terms of the Lease provide that the Lessee may not assert, any claim or reduction, counterclaim, setoff, recoupment, or any other claim, allowance or adjustment and no Lease has been re-negotiated, restructured or compromised except as renewed in the ordinary course of business;

                  (g) All security agreements, title retention instruments and other documents and instruments which are security for any Lease, and/or each Lease, contain a correct and sufficient description of the Leased Property covered thereby and all security interests granted therein to Borrower (either directly or as assignee), if applicable, have been properly perfected and assigned to Agent for the benefit of Lenders;

                  (h) Borrower has not and will not enter into any agreement with a Lessee of any Leased Property which provides, directly or indirectly, for the crediting of any obligation or liability of Borrower to such Lessee against future rentals accruing under the Lease;

                  (i) Each item of Leased Property has been delivered to and, in all instances, accepted by the Lessee and is in good condition, ordinary wear and tear excepted, has not been returned, rejected, lost, stolen, destroyed or damaged and has not been removed from service;

                  (j) Each Lease has been duly executed by Borrower and each Lessee, is a valid, legal and binding obligation of Borrower, and such Lessee, and is enforceable against Borrower and such Lessee in accordance with its terms. Borrower is the sole owner of each of the Leases and has the authority to assign all of its right, title and interest therein upon the terms herein set forth;

                  (k) Each of the Leases and all Leased Property which is the subject matter thereof at the time of its assignment to Agent for the benefit of Lenders and at all times thereafter, will be free and clear of any and all assignments, options, rights, or other Liens whatsoever except Lenders' and/or Agent's and residual sharing arrangements;

                  (l) Borrower has made its usual credit investigation of each Lessee and has determined that the credit is satisfactory;

                  (m) All costs, fees, and expenses incurred in making and closing each of the Leases has been paid and each Lease is and will be current at the time of the assignment thereof to Lenders. No default exists or event exists which with the giving of notice or the passage of time or both, will result in the occurrence of a default of any obligation, as expressed in any Lease;

                  (n) All rentals, fees, costs, expenses and charges paid or payable by the Lessee under any Lease, including without limitation, any brokerage and other fees paid to Borrower do not violate any laws relating to the maximum fees, costs, expenses or charges that can be charged in any state in which any Leased Property is located or in which the corresponding Lessee is located, or in which a transaction was consummated, or in any other state which may have jurisdiction with respect to any such Leased Property, Lease or Lessee;

                  (o) Agent, for the benefit of Lenders, has a first perfected lien and security interest in the Collateral (including without limitation each Lease and the Leased Property) subject to no other Lien. Borrower has taken and in the future, shall take all steps necessary to maintain Agent's first perfected lien and security interest in the Collateral, including, if required, perfecting Borrower's security interest (in the event the Lease is not a "true lease") through filing financing statements, amendments thereto, or assignments and/or continuations thereof and recording of the documentation necessary to perfect Borrower's lien;

                  (p) For each Lease, with a Lease Receivable in excess of $16,000, Borrower has either (i) listed Agent for the benefit of Lenders, as assignee on the UCC-1 Financing Statement so filed, or (ii) after Borrower has received acknowledgment copies of UCC-1s, deliver to Agent executed UCC-3 Financing Statements naming Agent for the benefit of Lenders as assignee of Borrower's security interest. Agent agrees not to file the UCC-3 Financing Statements until such time as an Event of Default or Unmatured Event of Default occurs under this Agreement, and Agent will return such UCC-3 Financing Statements to Borrower if such Leases are ultimately sold or refinanced on a permanent basis with another lender;

                  (q) Each Lease is valid and enforceable and presents the undisputed obligation of the Lessee named therein and is not more than sixty-one
(61) days contractually past due;

                  (r) Each item of Leased Property leased pursuant to a Lease with a Lease Receivable in excess of 20,000 has been insured in the ordinary course of Borrower's or the corresponding Lessee's business;

                  (s) Borrower has not received notice of a bankruptcy, receivership, reorganization or insolvency of any Lessee;

                  (t) No Lessee is a Subsidiary or Affiliate of Borrower, or is an officer or employee of Borrower;

                  (u) Each Lease contains a provision whereby the Lessee agrees not to assert any claim or reduction, counterclaim, setoff, recoupment or any other claim, allowance or adjustment against any assignee of Borrower; and

                  (v) The Lessee is not otherwise in default under the corresponding Lease.


SECTION 6.  BORROWER'S AFFIRMATIVE COVENANTS

         Borrower covenants that until all of Borrower's Obligations under or in connection with this Agreement to Lenders and Agent are paid and satisfied in full and the Revolving Credit has been terminated:

         6.1 Payment of Taxes and Claims: Borrower shall pay, before they become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon Borrower's Property, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained pursuant to GAAP.

         6.2 Maintenance of Properties and Corporate Existence:

                  (a) Property Insurance - Borrower shall maintain or caused to be maintained insurance on the Collateral against fire, flood, casualty and such other hazards in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as Borrower or the corresponding Lessee. At or prior to Closing, Borrower shall furnish Agent with copies of original insurance binders certified as true and correct and being in full force and effect as of the Closing Date or such other evidence of insurance as Agent may require. In the event Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Agent (on behalf of Lenders) may do so for Borrower, but Borrower shall continue to be liable for the same. The policies of all such casualty insurance shall contain standard Lender's Loss Payable Clauses issued in favor of Agent (on behalf of Lenders) under which all losses thereunder shall be paid to Agent (on behalf of Lenders) as Agent's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Agent and shall insure Lenders notwithstanding the act or neglect of Borrower. Borrower hereby appoints Agent as Borrower's attorney-in-fact, exercisable at Agent's option to endorse any check which may be payable to Borrower in order to collect the proceeds of such insurance and any amount or amounts collected by Agent pursuant to the provisions of this paragraph may be applied by Agent to Borrower's Obligations. Borrower further covenants that all insurance premiums owing under its current casualty policy have been paid. Borrower also agrees to notify Agent, promptly, upon Borrower's receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

                  (b) Public and Products Liability Insurance - Borrower shall maintain, and shall deliver to Agent upon Agent's request evidence of, public liability, products liability and business interruption insurance in such amounts as is customary for companies in the same or similar businesses located in the same or similar area.

                  (c) Financial Records - Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrower shall not change its respective fiscal year end date without the prior written consent of Agent.

                  (d) Corporate Existence and Rights - Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises.

                  (e) Compliance with Laws - Borrower shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including without limitation environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices and all applicable consumer sale and/or leasing laws and regulations), and shall obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, which violation or failure to obtain may materially adversely affect the business, Property, financial conditions or prospects of Borrower.

         6.3 Business Conducted: Borrower shall continue in the business presently operated by it using its best efforts to maintain its customers and goodwill. Borrower shall not engage, directly or indirectly, in any material respect in any line of business substantially different from the businesses conducted by it immediately prior to the Closing Date, unless such line of business is reasonably related to such business so conducted prior to the Closing Date.

         6.4 Litigation: Borrower shall give prompt notice to Agent of any litigation claiming in excess of $100,000 from Borrower, or which may otherwise have a material adverse effect on the business, financial condition, Property or prospects of Borrower.

         6.5 Taxes:

                  (a) Borrower shall pay all taxes (other than taxes based upon or measured by any Lender's income or revenues), if any, in connection with the Loans and/or the recording of any Lien Documents. The obligations of Borrower under this section shall survive the payment of Borrower's Obligations under this Agreement and the termination of this Agreement. Borrower shall cause to be paid all taxes incurred in connection with any of the Leases or the acquisition, sale or lease of any of the Leased Property.

         6.6 Bank Accounts: Borrower shall maintain its major depository and disbursement account(s) with
Agent.

         6.7 Warranties for Future Advances: Each request by Borrower for an Advance under the Credit Facility in any form following the Closing Date shall constitute an automatic representation and warranty by Borrower to the effect that:

                  (a) There has been no material adverse change in Borrower's operations or condition (financial or otherwise) since the date of delivery of Borrower's most recent Financial Statements.

                  (b) No Event of Default which has not been cured or waived, or Unmatured Event of Default, then exists;

                  (c) Each Advance is within and complies with the terms and conditions of this Agreement including without limitation the notice provisions contained in Section 2.3 hereof;

                  (d) No Lien, including, without limitation, any federal tax Lien, has been imposed on Borrower which may, in any way, take priority over Agent's and/or Lenders' security interests in or Liens on any Collateral; and

                  (e) Each representation and warranty set forth in Section 5 of this Agreement is then true and correct in all material respects.

         6.8 Financial Covenants: Borrower shall maintain and comply with the following financial covenants as reflected on and computed from their Financial
Statements:

                  (a) Adjusted Debt to Tangible Net Worth Ratio: Borrower shall have and maintain at all times an Adjusted Debt to Tangible Net Worth Ratio on a consolidated basis, measured quarterly as of the last day of each fiscal quarter during each fiscal year, of not more than 5.5 to 1.

                  (b) Tangible Net Worth: Borrower shall have and maintain a Tangible Net Worth of not less than $8,000,000 as of June 30, 1998. As of the last day of each fiscal quarter thereafter, Borrower shall have a Tangible Net Worth of not less than the amount required hereby for the immediately preceding fiscal quarter plus an amount equal to 75% of the Borrower's Net Income for the immediately preceding fiscal quarter (for the purposes of such step-up, Net Income shall never be less than zero). The amount of Tangible Net Worth required to be maintained by Borrower pursuant to this Section 6.8(b) shall be adjusted upon receipt by Borrower of the net proceeds of any capital contribution by an amount to be agreed upon by Borrower and Agent.

                  (c) Fixed Charge Coverage Ratio: Borrower shall have and maintain as of the end of each fiscal quarter, based on financial information for the twelve-month period ending as of the end of such fiscal quarter, on a consolidated basis, a Fixed Charge Coverage Ratio of not less than 1.50 to 1.

         6.9 Change of Ownership Interests/Management: Resource America, Inc. and/or Abraham Bernstein shall at all times own 51% of the aggregate voting interests of all classes of capital stock of Borrower entitled to vote generally and Abraham Bernstein shall at all times remain as Chief Executive Officer of Borrower and have a substantial equity interest (including options) in Borrower.

         6.10 Financial and Business Information: Borrower shall deliver to Agent and each Lender the following:

                  (a) Financial Statements and Collateral Reports: such data, reports, statements and information, financial or otherwise, as Agent may reasonably request, including, without limitation:

                        (i) within one hundred twenty (120) days after the end of each fiscal year of Borrower, Financial Statements of Borrower for such year including the balance sheet of Borrower as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, all on a consolidated and consolidating basis, setting forth in the consolidated statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited and certified by independent public accountants of recognized standing, selected by Borrower and satisfactory to the Agent (Grant Thornton being deemed satisfactory to Agent), to have been prepared in accordance with GAAP, and such independent public accountants shall also provide an unqualified opinion that the Financial Statements present fairly the Borrower's financial condition. Such independent accountants shall also provide a statement certifying that nothing has come to their attention to cause them to believe that calculations contained in the compliance certificate are inaccurate.

                        (ii) within fifteen (15) days of the end of each calendar month, Borrower's Lease receivables aging report, covenant compliance certificate and such other reports as Agent reasonably deems necessary, certified by Borrower's chief financial officer or other officer acceptable to Agent as true and correct, all in form and substance satisfactory to Agent;

                        (iii) within fifteen (15) days after the end of each month, Borrower's internally prepared monthly consolidated and consolidating Financial Statements, including balance sheet, income statement and statements of cash flows.

                  (b) Notice of Event of Default - promptly upon becoming aware of the existence of any condition or event which constitutes a default or an Event of Default or Unmatured Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action Borrower is taking (and proposes to take) with respect thereto;

                  (c) Notice of Claimed Default - promptly upon receipt by Borrower, notice of default, oral or written, given to Borrower by any creditor for borrowed money in excess of $50,000;

                  (d) Securities and Other Reports - if Borrower or any Affiliate shall be required to file reports with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by Borrower or such Affiliate to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

         6.11 Officers' Certificates: Along with the set of Financial Statements delivered to Agent and each Lender at the end of each fiscal quarter and fiscal year pursuant to Section 6.9(a) hereof, deliver to Agent and each Lender a certificate (in the form of Exhibit "6.11" attached hereto and made a part hereof) from the chief financial officer or other officer of Borrower acceptable to Agent (and as to certificates accompanying the annual statements of Borrower, also certified by Borrower's independent certified public accountant) setting forth:

                  (a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether Borrower is in compliance with the requirements of Sections 6.8 as of the end of the period covered by the financial statements then being furnished (and any exhibits appended thereto) under Section 6.10; and

                  (b) Event of Default - that the signer, in his capacity as an officer of Borrower, has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the Financial Statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default or Unmatured Event of Default or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.

         6.12 Inspection: Borrower will permit any of Agent's officers or other representatives to visit and inspect any of Borrower's locations or where any Collateral is kept during regular business hours, to examine and audit all of Borrower's books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants. Agent will notify Lenders within a reasonable time of each scheduled field examination and to the extent reasonably practicable, representatives of each Lender may accompany Agent during each such field examination. Prior to the occurrence of an Event of Default, up to two (2) such (and after the occurrence of an Event of Default, all such) examinations shall be at Borrower's expense at the standard rates charged by the Agent or an outside firm engaged to perform such services, for such activities (plus the Agent's or such outside firm's out-of-pocket expenses).

         6.13 Tax Returns and Reports: At Agent's or any Lender's request from time to time, Borrower shall promptly furnish Agent and each Lender with copies of the annual federal and state income tax returns of Borrower.

         6.14 Material Adverse Developments: Borrower agrees that immediately upon becoming aware of any development or other information which would reasonably be expected to materially and adversely affect its businesses, financial condition, Property, prospects or its ability to perform under this Agreement, it shall give to Agent telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Agent on the next business day after such verbal notice is given.

         6.15 Places of Business: Borrower shall give thirty (30) days prior written notice to Agent of any changes in the location of any of its respective places of business, of the places where Books and Records are kept, or the establishment of any new, or the discontinuance of any existing place of business.

         6.16 Sale of Collateral: Borrower shall mark its Books and Records to indicate Agent's security interest in the Collateral for the benefit of Lenders, including the Leases and Leased Property and, unless Agent consents otherwise in writing, Borrower shall retain title at all times to the Leased Property; provided however, that so long as no Event of Default or Unmatured Event of Default has occurred, Borrower may, subject to the prepayment provisions set forth herein, sell (i) Leases and Leased Property pursuant to Securitization Transactions or other Nonrecourse Financing of Borrower. So long as no Event of Default or Unmatured Event of Default has occurred, upon receipt of the proceeds (if required) from the sale of such Leases and/or Leased Property, Agent shall execute such documentation as is reasonably necessary to release its security interest in such Leases and/or Leased Property.

SECTION 7.  BORROWER'S NEGATIVE COVENANTS:

         Borrower covenants that until all of Borrower's Obligations under or in connection with this Agreement to Lenders are paid and satisfied in full and the Credit Facility has been terminated, that:

         7.1      Merger, Consolidation, Dissolution or Liquidation:

                  (a) Borrower shall not sell, lease, license, transfer or otherwise dispose of more than 10% of Borrower's aggregate assets during any 12 consecutive month period except in the ordinary course or ordinary operation of Borrower's business and in Securitization Transactions or other non-recourse financing.

                  (b) Borrower shall not enter into any merger, consolidation, reorganization or recapitalization or acquire all or substantially all of the assets of any other Person or entity except for a merger, consolidation or acquisition in which properties and assets of Borrower are transferred to or combined with, as a single entity, any one Person, so long as (A) no Event of Default or Unmatured Event of Default has occurred hereunder and that after giving effect to such merger, consolidation or acquisition, no Event of Default or Unmatured Event of Default shall have occurred, and (B) Borrower shall be the surviving corporation.

         7.2 Liens and Encumbrances: Borrower shall not: (i) execute a negative pledge agreement with any Person covering any of the Collateral, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the Collateral, whether now owned or hereafter acquired, to be subject to a Lien;

         7.3 Negative Pledge: Borrower shall not pledge, grant or permit any Lien to exist on the common stock of its Subsidiaries nor on any Leases or Leased Property (except those liens and assignments granted to Agent for the benefit of Lenders).

         7.4      Transactions With Affiliates or Subsidiaries:

                  (a) Borrower shall not enter into any transaction with any Subsidiary or other Affiliate including, without limitation, the purchase, sale, lease or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary (other than a sale to a special purpose Subsidiary in connection with a Securitization Transaction or other non-recourse sale), unless (i) such Subsidiary or Affiliate is engaged in a business substantially related to the business conducted by Borrower and the transaction is in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm's-length transactions with any Person not an Affiliate or a Subsidiary, and (ii) so long as such transaction is not otherwise prohibited hereunder.

                  (b) Subject in any event to the limitations of Section 7.4(a) above, Borrower shall not create or acquire any Subsidiary unless such Subsidiary engages in a business substantially related to the business of Borrower as conducted immediately prior to the Closing Date.

         7.5 Guarantees: Excepting the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, Borrower shall not become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any Person.

         7.6 Indebtedness: Borrower shall not incur or assume any indebtedness for money borrowed or become a surety, guarantor of, or otherwise responsible or liable in any manner with respect to, directly or indirectly, the indebtedness of any Person except for: (i) Subordinated Indebtedness; (ii) trade debt incurred in the ordinary course of Borrower's business; (iii) Non-Recourse Debt; and (iv) unsecured intercompany Indebtedness to Affiliates to the extent the outstanding principal balance thereof is at all times less than three (3) times the then outstanding principal amount of Borrower's Subordinated Indebtedness.

         7.7 Use of Lenders' Name: Borrower shall not use any Lender's name (or the name of any of any Lender's Affiliates) or Agent's name in connection with any of its business operations except to identify the existence of the Credit Facility and the names of the Lenders and Agent in the ordinary course of Borrower's business. Nothing herein contained is intended to permit or authorize Borrower to make any contract on behalf of any Lender or Agent.

SECTION 8.  DEFAULT

         8.1 Events of Default: Each of the following events shall constitute an event of default ("Event of Default") and Agent shall thereupon have the option, and the SuperMajority Lenders shall have the right to cause Agent, to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j), (k) or (l) shall automatically cause an acceleration of the Obligations):

                  (a) Payments - if Borrower fails to make any payment of principal or interest under the Credit Facility within two days after Agent has given notice that such payment was due; or

                  (b) Other Charges - if Borrower fails to pay any other charges, fees, Expenses or other monetary obligations owing to any Lender or Agent arising out of or incurred in connection with this Agreement within two days after Agent has given notice that such payment is due and payable; or

                  (c) Particular Covenant Defaults - if Borrower fails to perform, comply with or observe any covenant or undertaking contained in this Agreement, provided, however, that in the case of Borrower's failure to perform, comply with or observe the covenants contained in Sections 6.1, 6.2, 6.5, 6.10 or 6.11 ("Curable Covenant"), Borrower shall have five (5) days from the date on which Borrower became aware or should have become aware of its failure to perform, comply with or observe any such Curable Covenant to cure such nonperformance or compliance to the satisfaction of Agent; or

                  (d) Financial Information - if any statement, report, financial statement, or certificate made or delivered by Borrower or any of its officers, employees or agents, to Agent or any Lender, is not true and correct, in all material respects, when made; or

                  (e) Uninsured Loss - if there shall occur any uninsured damage to or loss, theft, or destruction in excess of $100,000 with respect to any portion of any Collateral; or

                  (f) Warranties or Representations - if any warranty, representation or other statement by or on behalf of Borrower or any Guarantor or pledgor contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made; or

                  (g) Agreements with Others - if Borrower shall default beyond any grace period under any agreement with any creditor for borrowed money or in connection with any Securitization Transaction, each in an amount equal to or greater than $250,000 and (i) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, if the effect of such default is to cause Borrower's obligations which are the subject thereof to become due prior to its maturity date or prior to its regularly scheduled date of payment or would entitle such creditor to accelerate such obligations; or

                  (h) Other Agreements with Lenders - if Borrower breaches or violates the terms of, or if a default or an Event of Default, occurs under, any other existing or future agreement (related or unrelated) between or among Borrower and Agent or any Lender or all Lenders, except with respect to Non-Recourse Debt; or

                  (i) Judgments - if any final judgment for the payment of money in excess of $250,000 which is not fully and unconditionally covered by insurance shall be rendered; or

                  (j) Assignment for Benefit of Creditors, etc. - if Borrower makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower which might materially and adversely affect Borrower; or

                  (k) Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of Borrower, or the commencement of any proceeding to avoid any transaction entered into by Borrower, or the commencement of any case or proceeding for reorganization or liquidation of Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against Borrower; provided, however, that Borrower shall have sixty (60) days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such sixty (60) day period, no Lender shall be obligated to make Advances hereunder and Agent may seek adequate protection in any bankruptcy proceeding; or

                  (l) Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Borrower or for any of Borrower's Property; or

                  (m) Execution Process, Seizure, etc. - the issuance of any execution or distraint process against Borrower, or any Property of Borrower is seized by any governmental entity, federal, state or local; or

                  (n) Termination of Business - if Borrower ceases any material portion of its business operations as presently conducted; or

                  (o) Pension Benefits, etc. - if Borrower fails to comply with ERISA, so that grounds exist to permit the appointment of a Trustee under ERISA to administer Borrower's employee plans or to allow the pension benefit guarantee corporation to institute a proceeding to appoint a trustee to administer such plan(s), or to permit the entry of a Lien to secure any deficiency or claim; or

                  (p) Investigations - any indication or evidence received by Agent or any Lender that reasonably leads it to believe Borrower may have directly or indirectly been engaged in any type of activity which, would be reasonably likely to result in the forfeiture of any Property of Borrower to any governmental entity, federal, state or local; or

                  (q) Guarantor Default - Any Guarantor shall default under, terminate, or disclaim liability under its Guaranty Agreement; or

                  (r) Stock Pledgor Default - Resource Leasing, Inc. or Resource America, Inc. shall, default under their respective Stock Pledge Agreement; or

                  (s) Default under Subordination Agreement - Resource Leasing, Inc. or Borrower shall default under the terms of the Subordination Agreement.

         8.2 Cure - Nothing contained in this Agreement or the Loan Documents shall be deemed to compel Agent and/or Lenders to accept a cure of any Event of Default hereunder.

         8.3      Rights and Remedies on Default:

                  (a) In addition to all other rights, options and remedies granted or available to Agent or Lenders under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default or Unmatured Event of Default, Agent may, in its discretion, and the SuperMajority Lenders shall have the right to cause Agent to, withhold or cease making Advances under the Credit Facility.

                  (b) In addition to all other rights, options and remedies granted or available to Agent under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), Agent may, in its discretion, and the SuperMajority Lenders shall have the right to cause Agent to, upon or at any time after the occurrence and during the continuance of an Event of Default, terminate the Credit Facility.

                  (c) In addition to all other rights, options and remedies granted or available to Agent under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), Agent may, upon or at any time after the occurrence of an Event of Default, exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                      (i) The right to take possession of, and notify all Lessees of the Agent's and Lenders' security interest in the Collateral and require payment under the Leases to be made directly to Agent for the benefit of Lenders and Agent may, in its own name or in the name of Borrower, exercise all rights of lessor under the Leases and collect, sue for and receive payment on all Leases, and settle, compromise and adjust the same on any terms as may be satisfactory to Agent, in its sole and absolute discretion for any reason or without reason and Agent may do all of the foregoing with or without judicial process (including without limitation notifying the United States postal authorities to redirect mail addressed to Borrower to an address designated by Agent); or

                      (ii) By its own means or with judicial assistance, subject to the rights of the Lessees, enter Borrower's premises or location of Collateral and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (e) below, without any liability for rent, storage, utilities or other sums, and Borrower shall not resist or interfere with such action; or

                      (iii) Require Borrower, at Borrower's sole expense, subject to the rights of the Lessees, to assemble all or any part of the Collateral and make it available to Agent at any place designated by Agent; or

                      (iv) The right to reduce or modify the Maximum Credit Limit, Borrowing Base or any portion thereof or the advance rates or to modify the terms and conditions upon which Agent, on behalf of Lenders, may be willing to consider making Advances under the Credit Facility or to take additional reserves in the Borrowing Base for any reason.

                  (e) Borrower hereby agrees that a notice received by it at least five (5) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Borrower. Borrower covenants and agrees not to interfere with or impose any obstacle to Agent's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder.

         8.4 Nature of Remedies: All rights and remedies granted Agent or Lenders hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Agent may proceed with any number of remedies at the same time until all Obligations under or in connection with this Agreement are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Agent, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower, at any time, under any agreement, with any available remedy and in any order.

         8.5 Set-Off: If any bank account of Borrower with Agent or any Lender or any participant is attached or otherwise liened or levied upon by any third party, Agent or such Lender, as applicable, (and such participant) as agent for Lenders shall have and be deemed to have, without notice to Borrower, the immediate right of set-off and may apply the funds or amount thus set-off against any of Borrower's Obligations hereunder.


SECTION 9.  AGENT

         As between the Agent, on one hand, and the Lenders, on the other hand, the Agent and each of the Lenders, who are now or shall become parties to this Agreement, agree as follows (with the consent and approval of Borrower):

         9.1 Appointment and Authorization. Each Lender, and each subsequent holder of any of the Revolving Credit Notes or Term Notes by its acceptance thereof, hereby irrevocably appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Except as may be otherwise expressly provided herein, Borrower is hereby authorized by the Lenders to deal solely with the Agent in all transactions which affect the Lenders under this Agreement and the Loan Documents. Provided, however, nothing herein shall prohibit any Lender from communicating directly with Borrower concerning any matters related to the Loans or Loan Documents. The rights, privileges and remedies accorded to the Agent hereunder shall be exercised by the Agent on behalf of all of the Lenders.

         9.2 General Immunity. Subject to the provisions of this Agreement, the Agent will handle all transactions relating to the Loans and all other Obligations, including, without limitation, all transactions with respect to this Agreement, the Loan Documents and all related documents in accordance with their usual banking practices. In performing its duties as Agent hereunder, the Agent will take the same care as it takes in connection with loans in which it alone is interested. However, neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

         9.3 Consultation with Counsel. The Agent may consult with legal counsel and any other professional advisors or consultants deemed necessary or appropriate and selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         9.4 Documents. The Agent shall not be under a duty to examine into or pass upon the effectiveness, genuineness or validity of this Agreement or any of the Revolving Credit Notes, Term Notes, or any other instrument or document furnished pursuant hereto or in connection herewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. In addition, the Agent shall not be liable for failing to make any inquiry concerning the accuracy, performance or observance of any of the terms, provisions or conditions of such instrument or document.

         9.5 Rights as a Bank. With respect to its applicable Pro Rata Percentage of the Credit Facility, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Subject to the provisions of this Agreement, the Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with Borrower and its Affiliates as if it were not the Agent.

         9.6 Responsibility of Agent. It is expressly understood and agreed that the obligations of the Agent hereunder are only those expressly set forth in this Agreement and that the Agent shall be entitled to assume that no Event of Default and no Unmatured Event of Default has occurred and is continuing, unless the Agent has actual knowledge of such fact. Except to the extent Agent is required by the Lenders pursuant to the express terms hereof to take a specific action, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement and the Loan Documents. The Agent shall not incur any liability under or in respect of this Agreement and the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that either of them may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to them to be necessary or desirable under the circumstances. It is agreed among the Agent and the Lenders that the Agent shall not have any responsibility to carry out field examinations or otherwise examine the books and records or properties of Borrower, except as the Agent, in its sole discretion, deems appropriate. The relationship between the Agent and each Lender is and shall be that of agent and principal only and nothing herein shall be construed to constitute the Agent a joint venturer with any Lender, a trustee or fiduciary for any of the Lenders or for the holder of a participation therein nor impose on the Agent duties and obligations other than those set forth herein.

         9.7      Collections and Disbursements.

                  (a) The Agent will have the right to collect and receive all payments of the Obligations, together with all fees, charges and other amounts due under this Agreement and the Loan Documents, and the Agent will remit to each Lender according to applicable Pro Rata Percentages all such payments actually received by Agent (subject to any required clearance procedures) on the same Business Day of receipt thereof (but if such payments shall not have been received by the Agent prior to 12:00 noon Eastern Time on such Business Day then, on the next Business Day).

                  (b) On the Business Day for which notice is given Lenders by Agent with respect to requested Advances (which notice shall state the date and amount of such payment), each Lender shall remit to the Agent its Pro Rata Percentage of the payment in respect to such Advance. The obligations of Lenders hereunder are unconditional, not subject to set-off, and irrevocable and may not be terminated at any time.

                  (c) If any such payment received by the Agent is rescinded, determined to be unenforceable or invalid or is otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement and the Loan Documents, each Lender will, upon written notice from the Agent, promptly pay over to the Agent its Pro Rata Percentage of the amount so rescinded, held unenforceable or invalid or required to be returned, together with interest and other fees thereon if also required to be rescinded or returned.

                  (d) All payments by the Agent and the Lenders to each other hereunder shall be in immediately available funds. The Agent will at all times maintain proper books of account and records reflecting the interest of each Lender in the Credit Facility, in a manner customary to the Agent's keeping of such records, which books and records shall be available for inspection by each Lender at reasonable times during normal business hours, at such Lender's sole expense. In the event that any Lender shall receive any payments in reduction of the Obligations in an amount greater than its applicable Pro Rata Percentage in respect of indebtedness to the Lenders evidenced hereby (including, without limitation amounts obtained by reason of setoffs), such Lender shall hold such excess in trust for Agent (on behalf of all other Lenders) and shall promptly remit to the Agent such excess amount so that the amounts received by each Lender hereunder shall at all times be in accordance with its applicable Pro Rata Percentage. To the extent necessary for each Lender's actual percentage of all outstanding Loans to equal its applicable Pro Rata Percentage, the Lender having a greater share of any payment(s) than its applicable Pro Rata Percentage shall acquire a participation in the applicable outstanding balances of the Pro Rata Shares of the other Lenders as determined by Agent.

         9.8 Indemnification. The Lenders hereby each indemnify the Agent ratably according to their respective Pro Rata Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under or related to this Agreement or the other Loan Documents or the Loans, provided that no Lender shall be liable to Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. Agent shall have the right to deduct, from any amounts to be paid by Agent to any Lender hereunder, any amounts owing to Agent by such Lender by virtue of this paragraph. Provided all of the Obligations have been satisfied in full, if Agent shall have received any sums from any of the Lenders pursuant to the terms of this Section and the indemnified Agent receives additional payments from the Collateral or elsewhere which could be used by such party pursuant to the terms of this Agreement, the other Loan Documents, at law or in equity to satisfy the liability, for which such party was indemnified, such additional payments shall be applied against the liabilities for which such party was reimbursed and an equal amount shall be reimbursed to the Lenders on a pro-rata basis based on the respective amounts of their payments to the Agent made under this Section.

         9.9      Expenses.

                  (a) All out-of-pocket costs and out-of-pocket expenses incurred by Agent and not reimbursed on demand by Borrower, in connection with the creation, amendment, administration, termination and enforcement of the Loans (including, without limitation, field examination expenses, reasonable counsel fees and expenditures to protect, preserve and defend Agent's and any Lender's rights and interest under the Loan Documents) shall be shared and paid on demand by Lenders pro rata, based on their applicable Pro Rata Percentage.

                  (b) Agent may deduct from payments or distributions to be made to Lenders such funds as may be necessary to pay or reimburse Agent for such costs or expenses.

         9.10 No Reliance. By execution of or joining in this Agreement, each Lender acknowledges that it has entered into this Agreement and the Loan Documents solely upon its own independent investigation and is not relying upon any information supplied by or any representations made by Agent. Each Lender shall continue to make its own analysis and evaluation of Borrower. Agent makes no representation or warranty nor assumes any responsibility with respect to the financial condition or Property of Borrower, any Lessee or any Collateral; the accuracy, sufficiency or currency of any information concerning the financial condition, prospects or results of operations of Borrower; or for sufficiency, authenticity, legal effect, validity or enforceability of the Loan Documents. Agent assumes no responsibility or liability with respect to the collectibility of the Obligations or the performance by Borrower of any obligation under the Loan Documents.

         9.11 Reporting. During the term of this Agreement, Agent will promptly furnish each Lender such financial statements and reports as any Lender may reasonably request. Agent will notify Lenders within a reasonable period of time (not to exceed ten (10) Business Days) after it receives actual knowledge of any Event of Default under the Loan Documents.

         9.12 Removal of Agent. The Agent may resign at any time upon giving thirty (30) days prior written notice thereof to Lenders and Borrower. The Agent may be removed as Agent hereunder upon the written direction of all Lenders exclusive of the Agent upon the following: (i) willful misconduct in the performance of Agent's duties or responsibilities under this Agreement; or (ii) if a receiver, trustee or conservator is appointed for Agent or any state or federal regulatory authority assumes management or control of Agent or if, under applicable law, the administrative or discretionary duties and responsibilities of Agent hereunder become controlled by or subject to the approval of any state or federal regulatory authority. Upon any resignation or permitted removal of Agent, the Lenders shall have the right to appoint a successor Agent by majority vote of the other Lenders (based upon the percentages of the total Pro Rata Shares of the Lenders other than the Lender which is the Agent). Upon the acceptance of the appointment as a successor Agent hereunder by such successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, obligations and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder.

         9.13 Action on Instructions of Lenders. With respect to any provision of this Agreement, or any issue arising thereunder, concerning which the Agent is authorized to act or withhold action by direction of one or more Lenders, the Agent shall in all cases be fully protected in so acting, or in so refraining from acting, hereunder in accordance with written instructions signed by the requisite Lenders. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all Lenders and on all holders of the Revolving Credit Notes and Term Notes.

         9.14 Several Obligations. The obligation of each Lender is several, and neither the Agent nor any other Lender shall be responsible for any obligation or commitment hereunder of any other Lender.

         9.15     Consent of Banks.

                  (a) Subject to this Section 9.15, Agent shall have the sole and exclusive right to service, administer and monitor the Loans and the Loan Documents, including without limitation, the right to exercise all rights, remedies, privileges and options under the Loan Documents.

                  (b) Notwithstanding anything to the contrary contained in subparagraph (a) above, Agent shall not, without the prior written consent of all Lenders: (i) extend or renew the Current Term or, any payment date under the Credit Facility, (ii) decrease any interest rate on the Credit Facility, (iii) compromise or settle all or a portion of the Obligations, (iv) release any obligor from the Obligations except in connection with termination of the Credit Facility and full payment and satisfaction of all Obligations, (v) increase the Borrowing Base advance rate, (vi) modify Section 9.15(b) or (c), or (vii) increase the Maximum Credit Limit; provided however that Agent may increase the Maximum Credit Limit by first offering the amount of any such increase to each of the Lenders in accordance with their respective Pro Rata Percentage. To the extent any Lender(s) may choose not to increase its/their respective Pro Rata Shares by the amount attributable to its/their Pro Rata Percentage of such increase, such amount will be offered to the other Lenders on such sharing basis as Agent may reasonably establish. After each Lender choosing to increase its Pro Rata Share has agreed to do so, and in conjunction with the modification of this Agreement to reflect such increase executed by those Lenders sharing in the increase of the Credit Facility, the Lenders' Pro Rata Percentages will be adjusted accordingly and all Lenders (whether or not sharing in such increase) shall be bound by such modification.

                  (c) Notwithstanding anything to the contrary contained in subparagraph (a) above and subject to the terms of subparagraph (b) above, Agent shall not, without the prior written consent of all Lenders: (i) enter into any written amendment to any of the Loan Documents; (ii) waive Borrower's compliance with the terms and conditions of the Loan Documents or any Event of Default hereunder or thereunder; (iii) consent to Borrower taking any action which, if taken, would constitute an Event of Default under this Agreement or under any of the Loan Documents; or (iv) release any Collateral other than Collateral which Borrower seeks to have released from the Agent's lien (for the benefit of Lenders) in the ordinary course of Borrower's business.

                  (d) After an acceleration of the Obligations, Agent shall have the sole and exclusive right, with communication (to the extent reasonably practicable under the circumstances) with all Lenders, to exercise or refrain from exercising any and all rights, remedies, privileges and options under the Loan Documents and available at law or in equity to protect and enforce the rights of the Lenders and collect the Obligations, including, without limitation, instituting and pursuing all legal actions against Borrower or to collect the Obligations, or defending any and all actions brought by Borrower or other Person; or incurring Expenses or otherwise making expenditures to protect the Loans, the Collateral or Lenders' rights or remedies.

                  (e) To the extent Agent is required to obtain or otherwise elects to seek the consent of the other or Lenders to an action Agent desires to take, if Agent or any Lender fails to notify such Person, in writing, of its consent or dissent to any request of Agent hereunder within seven (7) Business Days of such Person's actual receipt of such request, the Person whose consent is sought, shall be deemed to have given its consent thereto.

                  (f) No provision in Section 9 of this Agreement may be amended without Agent's prior written consent.

         9.16 Participations and Assignments: Borrower hereby acknowledges and agrees that a Lender may at any time:

                  (a) grant participations in up to forty-nine percent (49%) (up to 100% to an Affiliate of such Lender) of its Pro Rata Percentage and Pro Rata Share or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") or to any other bank, lending institution or other entity which the granting Lender reasonably determines has the requisite sophistication to evaluate the merits and risks of investments in participations ("Participants"); provided, however, that: (i) all amounts payable by the Borrower to each Lender hereunder shall be determined as if such Lender had not granted such Participation; and (ii) any agreement pursuant to which any Lender may grant a Participation: (A) shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (B) such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement without the consent of the

Participant if such amendment, modification or waiver would reduce the principal of or rate of interest on the Loans, increase the amount of the Maximum Credit Limit, postpone the date fixed for any scheduled payment of principal of or interest on the Loans or release Collateral for the Loans, subject to Section
9.15 hereof; and (C) shall not relieve such Lender from its obligations, which shall remain absolute, to make Advances hereunder; and

                  (b) assign all or any portion of its Pro Rata Share (together with its rights and obligations with respect thereto), and its right, title and interest therein or in and to this Agreement and the other Loan Documents to a Lender or any affiliate of a Lender; or to any other bank or financial institution, in each case with thirty (30) days prior written notice to Agent and subject to the prior written consent of the Agent which consent shall not be unreasonably withheld; provided however that (i) such assignment shall not result in either the assigning or acquiring Lender having a Pro Rata Share of less than $5,000,000 and (ii) the parties to such assignment shall execute such assignment or other documents reasonably requested by Agent and Borrower shall execute such replacement Revolving Credit Notes as may be requested by Agent, and (iii) the parties to the assignment shall pay Agent a processing fee of $2,500 in conjunction with such assignment. All Participations and assignments hereunder shall be of the Pro Rata Percentage or Pro Rata Share of the Lender making the assignment or granting the Participation. Notwithstanding the foregoing or anything else contained in this Agreement or any of the other Loan Documents, any Lender may assign or pledge all or any portion of its Pro Rata Share (including, without limitation, its rights with respect thereto), and its right, title and interest therein or in and to this Agreement and the other Loan Documents to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

SECTION 10.  MISCELLANEOUS

         10.1 GOVERNING LAW: THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

         10.2 Integrated Agreement: The Revolving Credit Notes, the Term Notes, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lenders' and Agent's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

         10.3     Waiver:

                  (a) No omission or delay by Agent or Lenders in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrower no waiver will be valid unless in writing and signed by Agent and then only to the extent specified.

                  (b) Borrower releases and shall indemnify, defend and hold harmless Agent and Lenders, and their respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of Borrower or under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) Borrower's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation environmental laws, etc.) and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting solely from acts or conduct of Lenders constituting willful misconduct or gross negligence.

         10.4 Time: Whenever Borrower shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrower's performance under all provisions of this Agreement and all related agreements and documents.

         10.5 Expenses of Agent and Lenders: At Closing and from time to time thereafter, Borrower will pay all reasonable expenses of Agent (and after the occurrence of an Event of Default, all expenses of Lenders and Agent, or any of them) on demand (including, without limitation, search costs, audit fees, appraisal fees, environmental fees and the fees and expenses of legal counsel for Agent and Lender(s), if applicable) relating to this Agreement, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration and enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of Agent and Lenders in and to the Loans and Collateral or otherwise hereunder, and any expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement (collectively, the "Expenses").

         10.6 Brokerage: This transaction was brought about and entered into by Agent, Lenders and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower represents that it has not committed Agent or any Lender to the payment of any brokerage fee, commission or charge in connection with this transaction.

         10.7     Notices:

                  (a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, or via first class, Certified or Registered mail, postage prepaid, as follows, unless such address is changed by written notice hereunder:

         If to Agent to:     First Union National Bank
                             1339 Chestnut Street
                             Philadelphia, PA  19107
                             Attn:  Grainne Pergolini
                                    Vice President
                             Telecopy No.: 215/786-7704

         With copies to:     Blank Rome Comisky & McCauley LLP
                             One Logan Square
                             Philadelphia, PA  19103
                             Attn: Lawrence F. Flick, II, Esquire
                             Telecopy No.: 215/569-5522

         If to Borrower to:  Fidelity Leasing, Inc.
                             7 E. Skippack Pike
                             Ambler, PA  19002
                             Attn: Abraham Bernstein
                             Telecopy No.: 215/619-2830

         With copies to:     Richard Abt, Esquire
                             Ledgewood Law Firm, P.C.
                             1521 Locust Street, 4th Floor
                             Philadelphia, PA  19102
                             Telecopy No.: 215/735-2513


         If to Lenders:      to the addresses set forth on Schedule A

                  (b) Any notice sent by Agent, any Lender or Borrower by any of the above methods shall be deemed to be given when so received.

                  (c) Agent shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

         10.8 Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

         10.9 Survival: All warranties, representations, and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Agent and Lenders, and shall survive the delivery to Lenders of the Notes, regardless of any investigation made by Lenders or on their behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Agent and any and all Lenders shall constitute warranties and representations by Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by Borrower hereunder or under any other Loan Document shall be deemed continuing until all Obligations under or in connection with this Agreement are satisfied in full.

         10.10 Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Borrower may not transfer, assign or delegate any of its duties or obligations hereunder.

         10.11 Counterparts: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall constitute an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

         10.12 Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower, Agent and the Lenders and except as provided in Section 9 hereof. Any modification in accordance with the terms hereof shall be binding on all parties hereto, whether or not each is a signatory thereto.

         10.13 Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

         10.14 Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Agent or any Lender of Borrower's duty of performance, including, without limitation, Borrower's duties under any Lease, account or contract with any other Person.

         10.15 Discharge of Taxes, Borrower's Obligations, Etc.: Agent, in its sole discretion, shall have the right at any time, and from time to time, with prior notice to Borrower, if Borrower fails to do so five (5) Business Days after requested in writing to do so by Agent, to: (a) pay for the performance of any of Borrower's obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on any of Borrower's Property in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall be added to the Revolving Credit, bear interest at the same rate applied to the Revolving Credit, until reimbursed to Agent. Such payments and advances made by Agent shall not be construed as a waiver by Agent or Lenders of an Event of Default under this Agreement.

         10.16 Most Favored Lenders: Borrower agrees to promptly notify Agent in writing if any agreement for borrowed money to which Borrower is a party, contains or is amended to contain, financial or performance covenants more restrictive than those contained herein and upon Agent's request, Borrower agrees to amend this Agreement accordingly so that covenants contained herein are substantially the same as those contained in such other agreements for borrowed money so long as such covenants remain applicable to Borrower pursuant to such other agreements.

         10.17 Consent to Jurisdiction: Borrower and each Lender hereby irrevocably consents to the jurisdiction of the Courts of Common Pleas of Philadelphia, Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking and irrevocably agree to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

         10.18 Waiver of Jury Trial: EACH OF BORROWER, LENDERS AND AGENT HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST AGENT OR ANY LENDER OR LENDERS WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS.

         10.19 Information to Participant: Agent and each Lender may divulge to any participant, co-lender or assignee or prospective participant, co-lender or assignee it may obtain in the Credit Facility, or any portion thereof, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents; provided, however that any potential participant, co-lender or assignee agrees to hold in confidence all confidential or proprietary information provided to them by Borrower, Agent or such Lender except (a) to the extent that the production of such information is required pursuant to any statute, ordinance, regulation, rule or order or any subpoena or any governmental inquiry or by reason of any bank regulation in connection with any bank examination, and (b) such potential participant, co-lender or assignee shall not be prohibited from disclosing any such information to any of their agents, officers, employees, attorneys, accountants or consultants who shall be informed of this provision.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.


                       FIDELITY LEASING, INC.


                       By:________________________________
                                     Title:

                       Attest:____________________________

                                (Corporate Seal)


                       FIRST UNION NATIONAL BANK, as Agent and Lender


                       By:________________________________
                                     Title:


                        EUROPEAN AMERICAN BANK, as Lender


                       By:________________________________
                                     Title:

                                   SCHEDULE A


                                                                      Pro Rata
     Lenders                                Pro Rata Share           Percentage
     -------                                --------------           ----------

European American Bank                       $ 7,500,000               37.5%
400 Oak Street
Garden City, NY 11530
Attn: Christopher Czaja, Vice President
Telecopy No.: (516) 364-3307



First Union National Bank                    $12,500,000               62.5%
1339 Chestnut Street
Philadelphia, PA  19101
Attn:  Ms. Grainne Pergolini
       Vice President
Telecopy No.: 215/786-7704

                               Exhibit 2.3(b)(ii)


                              ASSIGNMENT AGREEMENT

         Fidelity Leasing, Inc. (hereinafter "Assignor"), does hereby assign to FIRST UNION NATIONAL BANK, as Agent, for the benefit of the Lenders (as defined below) (hereinafter "Assignee"), its successors and assigns, all of the right, title and interest of Assignor in and to (i) the Leases, as identified on the Schedule "A" attached hereto and made a part hereof, the Leased Property which is the subject matter of such Leases, and all proceeds thereof; and (ii) all of the interest of Assignor as loss payee or beneficiary under any insurance policies issued in connection with any Lease or any Leased Property which is the subject matter of any Lease.

         This Assignment is entered into and delivered in accordance with and is subject to that certain Loan and Security Agreement dated July __, 1998 among Assignor, Assignee and the lenders now or hereafter shown on the signature pages thereof (collectively "Lenders") (hereinafter "Agreement"). Assignee shall have the right to sue for, collect, and receive all payments due or to become due under the Leases, in accordance with the Agreement, with power to enforce in its own name or in Assignor's name any and all rights given to Assignor thereunder. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

         This Assignment and the subject matter hereof, is hereby given as security for all of Assignor's Obligations.

         Delivered herewith are the sole originals of all Leases referred to on Schedule "A" attached hereto and made a part hereof.

         Assignor agrees that Assignee shall not assume any of Assignor's obligations or liabilities to the lessee/renter under any Leases.

         All of the representations and warranties contained in the Agreement with respect to Assignor, the Leases and the Leased Property are true, correct and complete as of the date of this Assignment and no Event of Default has occurred under the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused these presents to be executed by its duly authorized officer this _____ day of _____________________, 19___.

                                    FIDELITY LEASING, INC.


Attest:_____________________        By:___________________________

                                       Title:________________________

                                 Exhibit 2.1(e)

                       First Union National Bank, as Agent
                   Computation of Borrowing Base Availability
                       for the ________________, 19___ for
                             Fidelity Leasing, Inc.

--------------------------------------------------------------------------------

1.       Total Eligible Lease Receivables
         Currently Pledged to Agent                      $___________________

2.       Additional Eligible Lease
         Receivables Pledged to Agent

         $________ Date:__________

         $________ Date:__________                       $___________________

3.       Aggregate Sales Of Eligible
         Lease Receivables To Date
         During This Month

         $________ Date:__________

         $________ Date:__________                       $___________________

4.       Total Eligible Lease Receivables
         Pledged To Agent (Line 1,
         plus line 2, minus 3)                           $___________________

5.       80% of the sum of the gross
         Lease Receivables balance
         corresponding to Eligible Leases
         pledged to Agent.                               $___________________

6.       Aggregate Revolving Credit                      $___________________
         Note Balances

7.       Excess Of Total Eligible Lease
         Receivables Over Revolving Credit
         Note Balances (Line 5, minus line 6)            $___________________

8.       Maximum Availability                            $ 10,000,000

9.       Availability Under Facility
         (lesser of (i) line 8, minus
         line 6 or (ii) line 7)                          $___________________

10.      Amount Of Borrowing Request                     $___________________

11.      Net Availability (Line 9, minus
         line 10)                                        $___________________

Borrower submits this computation pursuant to a certain Loan and Security Agreement dated September 30, 1998 among Borrower, Agent and the Lenders now or hereafter identified on the signature pages thereof, as amended from time to time ("Loan Agreement") and certifies that all information contained herein and representations and warranties made in the Loan Agreement are true and correct as of the date hereof.

                           FIDELITY LEASING, INC.


DATE:_______________       BY:__________________________________